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                                                                  EXHIBIT 10.1




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                                CREDIT AGREEMENT

                                   dated as of

                                  May 30, 1997

                                      among

                             WESTFIELD AMERICA INC.,
                                   as Borrower

                                       and

                         COMMONWEALTH BANK OF AUSTRALIA
                AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
                                  as Co-Agents

                                       and
                           UNION BANK OF SWITZERLAND,
                                NEW YORK BRANCH,
                              as Documentary Agent

                                       and

                        NATIONAL AUSTRALIA BANK LIMITED,
                                NEW YORK BRANCH,
                            as Administrative Agent




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

                                TABLE OF CONTENTS

                                                                         Page
                                                                         -----

                                    ARTICLE I

                                   DEFINITIONS .............................1
Section 1.01.  DEFINITIONS..................................................1
     (a)  TERMS GENERALLY...................................................1
     (b)  ACCOUNTING TERMS..................................................1
     (c)  OTHER TERMS.......................................................2

                                   ARTICLE II

                               THE CREDIT FACILITY........................13
Section 2.01.  COMMITMENTS AND LOANS......................................13
Section 2.02.  BORROWING PROCEDURE........................................14
Section 2.03.  TERMINATION AND REDUCTION OF COMMITMENTS...................14
Section 2.04.  REPAYMENT..................................................14
Section 2.05.  OPTIONAL PREPAYMENT........................................14
Section 2.06.  LETTER OF CREDIT FACILITY..................................14
     (a)  LETTERS OF CREDIT...............................................14
     (b)  PROCEDURE FOR OBTAINING LETTER OF CREDIT........................15
     (c)  PARTICIPATION BY LENDERS........................................15
     (d)  DRAWINGS AND REIMBURSEMENT......................................15


                                   ARTICLE III

                                INTEREST AND FEES........................16
Section 3.01.  INTEREST RATE DETERMINATION; CONVERSION...................16
Section 3.02.  INTEREST ON ABR LOANS.....................................17
Section 3.03.  INTEREST ON EURODOLLAR LOANS..............................17
Section 3.04.  INTEREST ON OVERDUE AMOUNTS...............................18
Section 3.05.  DAY COUNTS................................................18
Section 3.06.  MAXIMUM INTEREST RATE.....................................19
Section 3.07.  FEES......................................................19
     (a)  FACILITY FEE...................................................19
     (b)  COMMITMENT FEES................................................19
     (c)  LETTER OF CREDIT FEES..........................................19

                                   ARTICLE IV

                            DISBURSEMENT AND PAYMENT.....................20
Section 4.01.  DISBURSEMENT..............................................20

                                                                         Page
                                                                         -----

Section 4.02.  METHOD AND TIME OF PAYMENTS; SHARING AMONG LENDERS........20
Section 4.03.  COMPENSATION FOR LOSSES...................................21
Section 4.04.  WITHHOLDING AND ADDITIONAL COSTS..........................22
     (a)  WITHHOLDING....................................................22
     (b)  ADDITIONAL COSTS...............................................23
     (c)  LENDING OFFICE DESIGNATIONS....................................24
     (d)  CERTIFICATE, ETC...............................................24
     (e)  CERTAIN TREATIES...............................................24
Section 4.05.  FUNDING IMPRACTICABLE.....................................24
Section 4.06.  EXPENSES; INDEMNITY.......................................25
Section 4.07.  SURVIVAL..................................................26
Section 4.08.  REPLACEMENT OF LENDERS....................................26


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES..................27
Section 5.01.  REPRESENTATIONS AND WARRANTIES............................27
     (a)  GOOD STANDING AND POWER........................................27
     (b)  CORPORATE AUTHORITY............................................27
     (c)  AUTHORIZATIONS.................................................27
     (d)  PROPERTIES.....................................................27
     (e)  BINDING OBLIGATION.............................................27
     (f)  LITIGATION.....................................................28
     (g)  NO CONFLICTS...................................................28
     (h)  FINANCIAL CONDITION............................................28
     (i)   USE OF PROCEEDS...............................................28
     (j)   TAXES.........................................................28
     (k)  COMPLIANCE WITH ERISA..........................................29
     (l)   NOT AN INVESTMENT COMPANY.....................................29
     (m) ENVIRONMENTAL PROTECTION........................................29
     (n)  INSURANCE......................................................29
     (o)  DISCLOSURE.....................................................30
Section 5.02.  SURVIVAL..................................................30

                                   ARTICLE VI

                              CONDITIONS PRECEDENT.......................30
Section 6.01.  CONDITIONS TO THE AVAILABILITY OF THE COMMITMENTS.........30
     (a)  THIS AGREEMENT.................................................30
     (b)  THE CROSS GUARANTEES...........................................30
     (c)  EVIDENCE OF CORPORATE ACTION...................................30

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                                                                         Page
                                                                         -----

     (d)  OPINIONS OF COUNSEL............................................31
     (e)  REPRESENTATIONS AND WARRANTIES.................................31
     (f)  RELEASE OF MORTGAGES...........................................31
     (g)  OTHER DOCUMENTS................................................31
Section 6.02.  CONDITIONS TO ALL LOANS AND LETTERS OF CREDIT.............31
     (a)  BORROWING REQUEST..............................................32
     (b)  NO DEFAULT.....................................................32
     (c)  REPRESENTATIONS AND WARRANTIES.................................32

                                   ARTICLE VII

                                    COVENANTS............................32
Section 7.01.  AFFIRMATIVE COVENANTS.....................................32
     (a)  FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES..................32
     (b)  CORPORATE EXISTENCE............................................33
     (c)  CONDUCT OF BUSINESS............................................33
     (d)  AUTHORIZATIONS.................................................33
     (e)  TAXES..........................................................33
     (f)  INSURANCE......................................................34
     (g)  INSPECTION.....................................................34
     (h)  ERISA..........................................................34
     (i)  ENVIRONMENTAL MATTERS..........................................35
     (j)  APPRAISALS.....................................................35
     (k)  CROSS GUARANTEES...............................................35
     (l)  TITLE REPORTS..................................................35
Section 7.02.  NEGATIVE COVENANTS........................................35
     (a)  MERGERS, CONSOLIDATIONS AND SALES OF ASSETS....................36
     (b)  LIENS..........................................................36
     (c)  CHANGE IN CONTROL..............................................36
     (d)  SYNDICATE SUBSIDIARY INDEBTEDNESS..............................36
     (e)  REIT QUALIFICATION.............................................36
     (f)  DISPOSITION OF SYNDICATE PROPERTIES............................36
Section 7.03.  FINANCIAL COVENANTS.......................................37
     (a)  SHAREHOLDERS' FUNDS............................................37
     (b)  FIXED CHARGE COVERAGE RATIO....................................37
     (c)  SYNDICATE PROPERTY COVERAGE....................................37
     (d)  TOTAL DEBT.....................................................37
     (e)  LOAN TO VALUE RATIO............................................37
     (f)  DIVIDEND LIMITATION............................................37
Section 7.04.  PROPERTY UNDERTAKINGS.....................................37
     (a)  DEVELOPMENTS IN PROGRESS.......................................37
     (b)  PROPERTY VALUES................................................38

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                                                                         Page
                                                                         -----

                                  ARTICLE VIII

                                EVENTS OF DEFAULT.......................38
Section 8.01.  EVENTS OF DEFAULT........................................38

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT....................40
Section 9.01.  THE AGENCY...............................................40
Section 9.02.  THE ADMINISTRATIVE AGENT'S DUTIES........................40
Section 9.03.  LIMITATION OF LIABILITIES................................41
Section 9.04.  THE ADMINISTRATIVE AGENT AS A LENDER.....................41
Section 9.05.  LENDER CREDIT DECISION...................................41
Section 9.06.  INDEMNIFICATION..........................................42
Section 9.07.  SUCCESSOR ADMINISTRATIVE AGENT...........................42

                                    ARTICLE X

                          EVIDENCE OF LOANS; TRANSFERS..................43
Section 10.01.  EVIDENCE OF LOANS.......................................43
Section 10.02.  PARTICIPATIONS..........................................43
Section 10.03.  ASSIGNMENTS.............................................43
Section 10.04.  CERTAIN PLEDGES.........................................44
Section 10.05.  LEGAL COMPLIANCE........................................44

                                   ARTICLE XI

                                  MISCELLANEOUS.........................44
Section 11.01.  APPLICABLE LAW..........................................44
Section 11.02.  WAIVER OF JURY..........................................44
Section 11.03.  JURISDICTION AND VENUE..................................45
Section 11.04.  CONFIDENTIALITY.........................................45
Section 11.05.  AMENDMENTS AND WAIVERS..................................45
Section 11.06.  EXTENSION...............................................46
Section 11.07.  CUMULATIVE RIGHTS; NO WAIVER............................46
Section 11.08.  NOTICES.................................................46
Section 11.09.  SEPARABILITY............................................47
Section 11.10.  PARTIES IN INTEREST.....................................47
Section 11.11.  EXECUTION IN COUNTERPARTS...............................47

                                    SCHEDULES


Schedule I        --     Lenders and Commitments

Schedule II       --     Portfolio Properties

                                    EXHIBITS

Exhibit A   --      Form of Borrowing Request

Exhibit B   --      Conversion Request

Exhibit C   --      Form of Revolving Credit Note

Exhibit D   --      Form of Cross Guarantee

Exhibit E   --      Form of Opinion of Counsel for the Borrower
                    and the Cross-Guarantors

Exhibit F   --      Form of Compliance Certificate

Exhibit G   --      Form of Assignment and Acceptance

Exhibit H   --      Form of Confidentiality Agreement

          CREDIT AGREEMENT, dated as of May 30, 1997, among WESTFIELD AMERICA INC., a Missouri corporation (the "BORROWER"), NATIONAL AUSTRALIA BANK LIMITED, COMMONWEALTH BANK OF AUSTRALIA, AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED and UNION BANK OF SWITZERLAND (collectively, the "LENDERS"), COMMONWEALTH BANK OF AUSTRALIA and AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Co-Agents (the"Co-Agents"), UNION BANK OF SWITZERLAND, as Documentary Agent (the "Documentary Agent") and NATIONAL AUSTRALIA BANK LIMITED, NEW YORK BRANCH, as Administrative Agent for the Lenders (the "Administrative Agent").

                              W I T N E S S E T H:

          WHEREAS, the Borrower has requested the Lenders severally to commit to lend to the Borrower up to $600,000,000 on a revolving basis for general corporate purposes; and

          WHEREAS, the Borrower also has requested the Lenders to establish a procedure pursuant to which it may obtain letters of credit; and

          WHEREAS, the Lenders are willing to make loans, and to establish such a procedure, on the terms and conditions provided herein;

          NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01.  DEFINITIONS.   (a) TERMS GENERALLY.  The definitions
ascribed to terms in this Agreement apply equally to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall be deemed to include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be interpreted as if followed by the phrase "without limitation". The phrase "herein" shall be deemed general in scope and not to refer to any specific Section or clause of this Agreement. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The table of contents, headings and captions herein shall not be given effect in interpreting or construing the provisions of this Agreement. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

          (b) ACCOUNTING TERMS. Except as otherwise expressly provided herein, the term "consolidated" and all other terms of an accounting nature shall be interpreted and construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that, for purposes of determining compliance with any covenant set forth in Section 7.03, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement, applied on a basis consistent with the construction thereof applied in preparing the Borrower's audited financial statements referred to in Section 5.01(h).

          (c) OTHER TERMS. The following terms have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

               "ABR LOANS" means Loans that bear interest at a rate or rates determined by reference to the Alternate Base Rate.

               "ADMINISTRATIVE AGENT" means National Australia Bank Limited, New York Branch, acting in the capacity of administrative agent for the Lenders, or any successor administrative agent appointed pursuant to the terms of this Agreement.

               "AFFECTED LENDER" has the meaning assigned to such term in
     Section 4.08.

               "ADMINISTRATIVE QUESTIONNAIRE" means an administrative details reply form delivered by a Lender to the Administrative Agent, in substantially the form provided by the Administrative Agent or the form attached to an Assignment and Acceptance.

               "AFFILIATE" means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person.

               "AGREEMENT" means this Credit Agreement, as it may be amended, modified or supplemented from time to time.

               "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of:

               (i) the rate of interest from time to time established by the Administrative Agent in The City of New York as its prime commercial loan rate in effect on such day; and

               (ii) the sum of (a) 1/2 of 1% per annum and (b) the Federal Funds Rate in effect on such day.

The Alternate Base Rate shall change as and when the greater of the foregoing rates shall change. Any change in the Alternate Base Rate shall become effective as of the opening of business on the day of such change.

          "APPLICABLE LENDING OFFICE" means, with respect to a Loan, the applicable office of the Lender for making such Loan, as specified in
SCHEDULE I or in an Administrative Questionnaire delivered to the Administrative Agent as the office from which such Lender makes Loans of the relevant type.

          "ASSIGNEE" has the meaning assigned to such term in Section 10.03.

          "ASSIGNMENT AND ACCEPTANCE" has the meaning assigned to such term in Section 10.03.

          "BORROWER" shall have the meaning assigned to such term in the preamble.

          "BORROWING DATE" means, (i) with respect to any Loan, the Business Day set forth in the relevant Borrowing Request as the date upon which the Borrower desires to borrow such Loan and (ii) with respect to any Letter of Credit, the Business Day set forth in the relevant L/C Request as the date upon which the Borrower desires the L/C Issuer to issue such Letter of Credit.

          "BORROWING REQUEST" means a request by the Borrower for Loans, which shall specify the requested Borrowing Date and the aggregate amount of such Loans, and (a) whether such Loans are to bear interest initially as ABR Loans or Eurodollar Loans and (b) if applicable, the initial Interest Period therefor.

           "BUSINESS DAY" means any day that is (i) not a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close and (ii) with respect to any Eurodollar Loan, a day on which commercial banks are open for domestic and international business (including dealings in U.S. dollar deposits) in London and New York City.

          "CAPITALIZED VALUE" means, at any date of determination, EBITDA for the four fiscal quarters most recently ended, DIVIDED BY 8.00%.

          "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under any lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a consolidated balance sheet of such Person.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITMENT" means, with respect to a Lender, the amount set forth opposite such Lender's name under the heading "Commitment" on Schedule I, or in the relevant Assignment and Acceptance, as such amount may be reduced from time to time pursuant to Section 2.03.

          "COMMITMENT FEE" has the meaning assigned to such term in Section 3.07(b).

          "CONFIDENTIAL INFORMATION" means, with respect to the Administrative Agent or any Lender (an "Affected Party"), information delivered to the Administrative Agent or to such Affected Party by or on behalf of the Borrower, the Administrative Agent or any other Lender in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is confidential or proprietary in nature at the time it is so delivered or information obtained by the Affected Party in the course of its review of the books or records of the Borrower contemplated herein; PROVIDED that such term shall not include information (i) that was publicly known or otherwise known to such Affected Party prior to the time of such disclosure, (ii) that subsequently becomes publicly known through no act or omission by such Affected Party or any Person acting on the Affected Party's behalf, (iii) that otherwise becomes known to such Affected Party other than through disclosure by or on behalf of the Borrower or (iv) that constitutes financial information delivered to such Affected Party that is otherwise publicly available.

           "CONVERSION DATE" means, with respect to a Loan, the date on which a conversion of interest rates on such Loan shall take effect.

          "CONVERSION REQUEST" means a request by the Borrower substantially in the form of EXHIBIT C to convert the interest rate basis for all or portions of outstanding Loans, which shall specify (i) the requested Conversion Date, which shall be not fewer than three Business Days after the date of such Conversion Request, (ii) the aggregate amount of such Loans, on and after the Conversion Date, which are to bear interest as ABR Loans or Eurodollar Loans and (iii) the term of the Interest Periods therefor, if any.

          "CREDIT DOCUMENTS" means this Agreement, the Notes, any Letters of Credit and the related applications and agreements and the Cross Guarantees.

          "CROSS GUARANTEE" means a Guarantee Agreement in the form of EXHIBIT D hereto delivered by each of the Cross Guarantors.

          "CROSS GUARANTOR" means each of The Connecticut Post Limited Partnership, Westland South Shore Mall, L.P., Eagle Rock Properties, Inc., WAP HC Inc., Westland Properties Inc., Westfield Management Inc., Westland Shopping Center L.P., Westland Partners Inc., Westland Milford Properties Inc., any other Syndicate Subsidiary that is a Wholly Owned Subsidiary of the Borrower or the UPREIT Entity and the UPREIT Entity.

          "CURRENT VALUE", on any day, means as to any Portfolio Property, the fair market value thereof established by the most recent appraisal thereof made pursuant to Section 7.01(j); provided, however, that until so appraised after the date hereof, the fair market value of each Portfolio Property shall be deemed to be the market value as of March 31, 1996 specified in Schedule II.

          "DEFAULT" means any event or circumstance which, with the giving of notice or the passage of time, or both, would be an Event of Default.

          "DIRECT FINANCE LEASE RECEIVABLES" means receivables under the May Company Finance Leases.

          "EBITDA" means, for any period, the sum of (i) the net income of the Borrower and its proportionate interest in the net income of the Related Entities for such period, adjusted to exclude non-recurring gains and losses on unusual items and (ii) income taxes, Interest Expense, depreciation and amortization of the Borrower and the proportionate interest of the Borrower in income taxes, Interest Expense, depreciation and amortization of the Related Entities.

          "EFFECTIVE DATE" has the meaning assigned to such term in Section
6.01.

          "ENVIRONMENTAL CLAIM" means any claim, assertion, demand, notice of violation, suit, administrative or judicial proceeding, regulatory action, investigation, information request or order that involves any Hazardous Substance or Environmental Law, and that would reasonably be expected to have a Material Adverse Effect.

          "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute or common law, regulation, order, decree, opinion or agency requirement as now in effect or hereinafter adopted relating to (i) the handling, use, presence, disposal or release of any Hazardous Substance or
(ii) the protection, preservation or restoration of the environment or natural resources, or the protection of human health or safety from environmental factors.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA GROUP" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code or are considered to be one employer under Section 4001 of ERISA.

          "EURODOLLAR LOANS" means Loans that bear interest at a rate or rates determined by reference to LIBOR.

          "EURODOLLAR RESERVE PERCENTAGE" means, for any day, the percentage prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserve requirements) on such day for a member bank of the Federal Reserve System in The City of New York with deposits exceeding one billion dollars in respect of "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board (or any successor regulation), as amended from time to time).

          "EVENT OF DEFAULT" has the meaning assigned to such term in Section 8.01.

          "EXCLUDED TAXES" means all present and future (x) taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges imposed on or measured by the overall net income of any Lender (or any office, branch or subsidiary of such Lender) or franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Lender (or any office, branch or subsidiary of such Lender), in each case imposed by the United States of America or any political subdivision or taxing authority thereof or therein, or (y) taxes on or measured by the overall net income of any office, branch or subsidiary of a Lender or franchise taxes, taxes imposed on doing business or taxes measured by capital or net worth imposed on any office, branch or subsidiary of such Lender, in each case imposed by any foreign country or subdivision thereof in which such Lender's principal office or Eurodollar Lending Office is located.

          "FACILITY FEE" has the meaning assigned to such term in Section
3.07(a).

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded, if necessary, to the next greater 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System (or any successor Governmental Authority).

          "FIXED CHARGES" means, for any period, the sum of (i) Interest Expense for such period and (ii) regularly scheduled payments of principal with respect to all outstanding Indebtedness (excluding Indebtedness relating to the May Company Finance Leases) of the Borrower and with respect to its proportionate interest in outstanding Indebtedness of the Related Entities during such period.

          "FUNDS FROM OPERATIONS" means, for any year, the consolidated net income of the Borrower and its Subsidiaries for such year determined in accordance with GAAP, (i) MINUS gains (or plus losses) from debt restructuring and sales of property, and (ii) PLUS real estate related depreciation and amortization, in each case after adjustments for unconsolidated partnerships and joint ventures.

          "GAAP" means generally accepted accounting principles, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession of the United States of America.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTY" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any such obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or the financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

          "HAZARDOUS SUBSTANCE" means any substance, in any concentration or mixture, that is (i) listed, classified or regulated as a "hazardous", "toxic" or similar substance pursuant to any Environmental Law, (ii) petroleum product or by-product, asbestos containing material, polychlorinated biphenyls, radioactive material or radon or (iii) any waste or other similar substance regulated by any Governmental Authority under any Environmental Law.

          "INDEBTEDNESS" means, with respect to any Person, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letters of credit, bankers' acceptances, Interest Rate Protection Agreements or other similar instruments, including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of business,
(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the remedies available to the seller or lender under such agreement are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of such Person, (v) all obligations of the types described in clauses (i), (ii), (iii) or (iv) above secured by any Lien upon or in any property (including accounts, contract rights and other intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all L/C Obligations, (vii) all preferred stock issued by such Person (excluding the Series A preferred stock, par value $1.00 per share, and the Series B preferred stock, par value $1.00 per share, of the Borrower) which is redeemable prior to the scheduled repayment in full of the Loans, other than at the option of such Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (viii) all Indebtedness of others guarantied by such Person and (ix) all Indebtedness of any partnership of which such Person is a general partner (other than Indebtedness that is nonrecourse to such Person).

          "INDEMNITEE" has the meaning assigned to such term in Section 4.06.

          "INTEREST EXPENSE" means, for any period, the combined interest expense (including that attributable to capital leases), accrued and paid or payable in cash for such period, of the Borrower and the Related Entities with respect to all outstanding Indebtedness (excluding Indebtedness relating to the May Company Finance Leases) of the Borrower and its proportionate interest in outstanding Indebtedness of the Related Entities, including capitalized interest and including dividends on preferred stock included in "Indebtedness" and net costs (but excluding net benefits) under Interest Rate Protection Agreements.

          "INTEREST PERIOD" means, with respect to any Eurodollar Loan, each one, two, three or six-month period, such period being the one selected by the Borrower pursuant to Section 2.02, 3.03 or 3.05 and commencing on the date such Loan is made or at the end of the preceding Interest Period, as the case may be; PROVIDED, HOWEVER, that:

               (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month; and

               (iii) any Interest Period that would otherwise end after the Termination Date then in effect shall end on the Termination Date.

          "INTEREST RATE PROTECTION AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or similar hedging arrangement used by a Person to fix or cap a floating rate of interest on Indebtedness to a negotiated maximum rate or amount.

          "L/C ISSUER" means National Australia Bank Limited, New York Branch, acting in the capacity of issuer of Letters of Credit.

          "L/C OBLIGATIONS" means, with respect to any Lender at any date of determination, the sum of (i) such Lender's participating share of the maximum aggregate amount which is or at any time thereafter may become available for drawings under all Letters of Credit then outstanding AND (ii) the aggregate amount such Lender is obligated to fund or has funded to the L/C Issuer as a result of such Lender's participating share in all drawings under Letters of Credit honored by the L/C Issuer and not theretofore reimbursed by the Borrower; PROVIDED, that the L/C Issuer's participating share of such aggregate amounts shall be equal to the portions of such undrawn amounts in which the other Lenders have not acquired participating interests, or the portions of such drawings which the other Lenders are not obligated to fund pursuant to Section 2.06.

          "L/C REQUEST" means a request by the Borrower for a Letter of Credit, which shall (i) specify (A) the requested Borrowing Date and (B) the aggregate amount of the L/C Obligations with respect to the requested Letter of Credit, (ii) certify that, after issuance of the requested Letter of Credit, (A) the aggregate amount of the L/C Obligations of all the Lenders then outstanding will not exceed $50,000,000, and (B) the sum of the aggregate amount of the L/C Obligations of all the Lenders then outstanding and the aggregate amount of the Loans of all the Lenders then outstanding will not exceed the Total Commitment then in effect and (iii) be accompanied by such customary application and agreement for letter of credit, and such other customary documents, as the L/C Issuer may reasonably specify from time to time, all in form and substance reasonably satisfactory to the L/C Issuer.

          "LENDERS" has the meaning assigned to such term in the preamble.

          "LETTER OF CREDIT" has the meaning assigned to such term in Section 2.06(a).

          "LIBOR" means, with respect to any Interest Period, the rate per annum determined by the Administrative Agent to be the offered rate for dollar deposits with a term comparable to such Interest Period that appears on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace such page on such service, or on another service designated by the British Bankers' Association, for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market) at approximately 11:00 A.M., London time, on the second Business Day preceding the first day of such Interest Period. If such rate does not appear on such page, "LIBOR" shall mean the arithmetic mean (rounded, if necessary, to the next higher 1/16 of 1%) of the respective rates of interest communicated by the LIBOR Reference Banks to the Administrative Agent as the rate at which U.S. dollar deposits are offered to the LIBOR Reference Banks by leading banks in the London interbank deposit market at approximately 11:00 A.M., London time, on the second Business Day preceding the first day of such Interest Period in an amount substantially equal to the respective LIBOR Reference Amounts for a term equal to such Interest Period.

          "LIBOR REFERENCE AMOUNT" means, with respect to any LIBOR Reference Bank and Interest Period, the amount of the Eurodollar Loan of the Lender which is, or is affiliated with, such LIBOR Reference Bank, scheduled to be outstanding during that Interest Period without taking into account any assignment or participation and rounded up to the nearest integral multiple of $1,000,000.

          "LIBOR REFERENCE BANK" means each of National Australia Bank Limited, Commonwealth Bank of Australia and Australia and New Zealand Banking Group Limited; PROVIDED that if any such LIBOR Reference Bank assigns its Commitment or all its Loans to an unaffiliated institution, such Person shall be replaced as a LIBOR Reference Bank by the Administrative Agent's appointment, in consultation with the Borrower and with the consent of the Required Lenders, of another bank which is a Lender (or an Affiliate of a Lender).

          "LIEN" means, with respect to any asset of a Person, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (iii) in the case of securities, any purchase option, call or similar right of any other Person with respect to such securities.

          "LOAN" has the meaning assigned to such term in Section 2.01.

          "MATERIAL ADVERSE EFFECT" means any material and adverse effect on
(i) the consolidated business, properties, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries, (ii) the ability of the Borrower or the Cross-Guarantors timely to perform their material obligations under the Credit Documents, or of the Lenders to exercise their remedies under the Credit Documents, taken as a whole or (iii) the enforceability of the Credit Documents, taken as a whole.

          "MAY COMPANY FINANCE LEASES" means the financial leases under which CMF, Inc. net leased 13 department store properties to the May Company in 1988.

          "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which any member of the ERISA Group is making or accruing an obligation to make contributions or has within the preceding five plan years made or accrued contributions.

          "NET OPERATING INCOME" means, as to any Syndicate Property, tenant rents and recoveries from such Syndicate Property, less operating expenses (including real estate taxes, insurance premiums, management fees, utilities, cleaning and maintenance) determined in accordance with generally accepted industry methods.

          "NON-SYNDICATE PROPERTY" means any Portfolio Property that is not a Syndicate Property.

          "NOTES" means, collectively, promissory notes of the Borrower, issued in accordance with Section 10.01(d) in order to evidence Loans.

          "PARTICIPANT" has the meaning assigned to such term in Section
10.02.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor Governmental Authority).

          "PENSION PLAN" means a Plan that (i) is an employee pension benefit plan, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) and (ii) is subject to the provisions of Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

          "PERMITTED LIENS" means, collectively, the following: (i) Liens for taxes, assessments or charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or that are being contested in good faith by appropriate proceedings and (unless the amount thereof is not material to the Borrower's consolidated financial condition) for which adequate reserves are being maintained (in accordance with GAAP); (ii) deposits, pledges or other Liens to secure obligations under or in connection with workers' compensation, social security or similar laws, or unemployment or other insurance arrangements; (iii) deposits, pledges or other Liens to secure bids, tenders, contracts (other than contracts constituting Indebtedness), obligations for utilities, leases, statutory obligations, surety, performance, replevin, judgment and appeal bonds and other obligations of like nature arising in the ordinary course of business; (iv) mechanics', workers', materialmen's, landlords', carriers', warehousemen's, repairmen's or similar Liens arising in the ordinary course of business with respect to obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings or which in the aggregate would not reasonably be expected to have a Material Adverse Effect; (v) Liens securing judgments in an amount and for a period not constituting an Event of Default under Section 8.01(i); (vi) zoning restrictions, easements, rights-of-way, restrictions on use of property, other similar encumbrances incurred in the ordinary course of business and minor imperfections of title on real estate that do not interfere materially with the use of such property or render title unmarketable; (vii) any Lien upon or in any asset or property hereafter acquired by the Borrower, PROVIDED that such Lien is created contemporaneously with such acquisition or the financing or refinancing thereof to secure or provide for the payment, financing or refinancing of any part of the cost (including construction costs) thereof and, PROVIDED FURTHER that such Lien attaches only to the asset or property so acquired and fixed improvements thereon; and (viii) any purchase option, call or similar right in favor of another stockholder, partner or joint venturer or other Person with respect to any capital stock or other equity interest of or in any Affiliate of the Borrower or other joint venture or entity pursuant to any related stockholder, partnership, joint venture or similar agreement or arrangement.

          "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

          "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is maintained or contributed to by the Borrower or any member of the ERISA Group.

          "PORTFOLIO PROPERTY" means any property in which the Borrower has a direct or indirect ownership interest, other than any property subject to any of the May Company Finance Leases.

          "PRESCRIBED FORMS" has the meaning assigned to such term in Section 4.04(a).

          "PRO RATA SHARE" means, with respect to any Lender at any time of determination, in relation to Loans and Letters of Credit, the proportion of such Lender's Commitment to the Total Commitment then in effect.

          "RELATED ENTITIES" means all Subsidiaries of the Borrower and each other Person in which the Borrower owns a direct or indirect equity interest.

          "REQUIRED LENDERS" means, at any date of determination, two or more Lenders having more than 50% of the Total Commitment then in effect or, if the Total Commitment has been cancelled or terminated, holding more than 50% of the aggregate unpaid principal amount of the Loans then outstanding.

          "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or any vice president, senior vice president or executive vice president of the Borrower.

          "SHAREHOLDERS' FUNDS" means, at any date of determination, shareholders' equity (as shown on the financial statements for the latest period ending on or before such date delivered to the Lenders pursuant to
Section 7.01(a)) PLUS the Borrower's proportionate interest in the Current Value of Portfolio Properties, MINUS (i) the value at which the Portfolio Properties are reflected in such financial statements and (ii) Direct Financing

Lease Receivables (net of Indebtedness associated therewith) as shown on such financial statements.

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Borrower that is a "significant subsidiary" of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the United States Securities and Exchange Commission, as in effect on the Effective Date.

          "SUBSIDIARY" means, at any time and with respect to any Person, any other Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned directly or indirectly by such first Person. Unless otherwise qualified or the context indicates clearly to the contrary, all references to a "Subsidiary" or "Subsidiaries" in this Agreement refer to a Subsidiary or Subsidiaries of the Borrower.

          "SYNDICATE PROPERTY" means each of the following properties, but only so long as such property is at least 50% owned, directly or indirectly, by the Borrower and/or a Wholly Owned Subsidiary of the Borrower or the UPREIT Entity: (i) each of the properties identified as such on Schedule II, except to the extent the Borrower, in connection with a disposition of an interest therein pursuant to Section 7.02(f), elects not to have any such property qualify as a Syndicate Property, (ii) each of Annapolis Mall, Vancouver Mall and Topanga Plaza at such time as it becomes at least 50% owned, directly or indirectly, by the Borrower, and/or a Wholly Owned Subsidiary of the Borrower or the UPREIT Entity, is free and clear of any Lien other than Permitted Liens and is designated by the Borrower as a Syndicate Property, and (iii) each other Portfolio Property which (w) is at least 50% owned, directly or indirectly, by the Borrower and/or a Wholly Owned Subsidiary of the Borrower or the UPREIT Entity, (x) free of any Lien other than Permitted Liens, (y) shall have been appraised in accordance with
Section 7.01(j) no more than three months prior to its becoming a Syndicate Property, and (z) shall, with the consent (not to be unreasonably withheld) of the Required Lenders, have been designated by the Borrower as a Syndicate Property, PROVIDED, that no such consent shall be required for the designation of Wheaton Plaza as a Syndicate Property at such time as it otherwise qualifies under the foregoing clauses (w), (x) and (y).

          "SYNDICATE SUBSIDIARY" means each Subsidiary of the Borrower which is the owner, in whole or in part, of a Syndicate Property. Any Subsidiary of the Borrower shall cease being a Syndicate Subsidiary upon any sale or disposition in compliance with Section 7.02(a) of such Subsidiary or the Syndicate Property which it owns that results in such Syndicate Property no longer being at least 50% owned, directly or indirectly, by the Borrower and/or a Wholly Owned Subsidiary of the Borrower or the UPREIT Entity.

          "TAXES" has the meaning assigned to such term in Section 4.04(a).

          "TERMINATION DATE" means the earlier to occur of (i) May 30, 2000 (as such date may be extended pursuant to Section 11.07) and (ii) the date, if any, on which the Total Commitment is terminated.

          "TOTAL COMMITMENT" means, on any day, the aggregate Commitments of all the Lenders on such day.

          "TOTAL DEBT" means, at any date of determination, the aggregate Indebtedness of the Borrower and its proportionate interest in Indebtedness of the Related Entities, excluding any Indebtedness relating to the May Company Finance Leases.

          "TOTAL TANGIBLE ASSETS" means, at any date of determination, the total assets of the Borrower and its Subsidiaries as shown on the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of the latest period for which financial statements have been delivered to the Lenders pursuant to Section 7.01(a), MINUS intangible assets of the Borrower and its Subsidiaries, as shown on such balance sheets, PLUS the Borrower's proportionate interest in the Current Value of Portfolio Properties and MINUS (i) the value at which the Portfolio Properties are reflected in such balance sheets and (ii) Direct Financing Lease Receivables (net of Indebtedness associated therewith) as shown on such balance sheets.

          "UNDRAWN COMMITMENT" means, on any day, an amount equal to the Total Commitment on such day MINUS (i) the aggregate outstanding principal amount of Loans on such day and (ii) the then aggregate L/C Obligations of the Lenders.

          "UPREIT ENTITY" means a Subsidiary of the Borrower that is a limited partnership (x) having the Borrower as its sole general partner and one or more Subsidiaries of the Borrower as its initial limited partner or partners, and (y) holding substantially all of its assets and liabilities (other than in respect of Loans or other obligations hereunder or any Cross Guarantee thereof) directly or indirectly through partnerships or limited liability companies that are Wholly Owned Subsidiaries of the UPREIT Entity.

          "WHOLLY OWNED SUBSIDIARY" means, at any time and with respect to any Person, a Subsidiary, all the shares of stock of all classes of which (other than directors' qualifying shares) or other ownership interests at the time are owned directly or indirectly by such Person and/or one or more other Wholly Owned Subsidiaries of such Person.

                                   ARTICLE II

                               THE CREDIT FACILITY

          Section 2.01. COMMITMENTS AND LOANS. Until the Termination Date, subject to the terms and conditions of this Agreement, each of the Lenders, severally and not jointly with the other Lenders, agrees to make revolving credit loans (collectively, "LOANS") in dollars to the Borrower in an aggregate principal amount at any one time outstanding not to exceed such Lender's Commitment. Loans shall be made on any Borrowing Date only (i) in the minimum aggregate principal amount of $1,000,000 or in integral multiples thereof (except that ABR Loans may always be borrowed in the aggregate amount of the Undrawn Commitment) and (ii) in a maximum aggregate principal amount not exceeding the Undrawn Commitment (after giving effect to any repayments or prepayments and any other borrowings of Loans on such

Borrowing Date). The Undrawn Commitment may be utilized by the Borrower to obtain Letters of Credit in accordance with Section 2.06.

          Section 2.02. BORROWING PROCEDURE. In order to borrow Loans, the Borrower shall give a Borrowing Request to the Administrative Agent, by telephone, telex or telecopy or otherwise in writing, not later than 12:00 noon, New York time (and if not in writing, to be confirmed in writing not later than 2:00 P.M. on the same day), (i) on the Borrowing Date for ABR Loans and (ii) on the third Business Day before the Borrowing Date for Eurodollar Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Lender of the substance of the Borrowing Request. Not later than 2:00 P.M., New York time, on the Borrowing Date, each Lender shall make available to the Administrative Agent such Lender's Pro Rata Share of the requested Loans in funds immediately available at the Administrative Agent's office specified pursuant to Section 11.09(a). Subject to satisfaction, or waiver by all of the Lenders, of each of the applicable conditions precedent contained in Article VI, on the Borrowing Date the Administrative Agent shall make available, in like funds, to the Borrower the amounts received by the Administrative Agent from the Lenders.

          Section 2.03. TERMINATION AND REDUCTION OF COMMITMENTS. The Borrower may terminate the Total Commitment, or reduce the amount thereof, by
(i) giving written notice to the Administrative Agent in accordance with
Section 11.08, at least 30 days prior to the date of termination or reduction and (ii) paying the amount of the Commitment Fees accrued through such date of termination or reduction. Reductions of the Total Commitment shall be in the amount of $10,000,000 or in integral multiples thereof (or, if the amount of the Undrawn Commitment is less than $10,000,000, then all of such lesser amount), but shall not exceed the Undrawn Commitment in effect immediately before giving effect to such reduction (after giving effect to any repayment of Loans prior to or concurrently with such reduction). Any termination, and all reductions, of the Total Commitment shall be permanent.

          Section 2.04. REPAYMENT. The Loans shall be repaid, together with all accrued and unpaid interest thereon, on the Termination Date.

          Section 2.05. OPTIONAL PREPAYMENT. The Borrower may prepay Loans bearing interest on the same basis and having the same Interest Period, if any, by giving notice to the Administrative Agent, by telephone, telex, telecopy or in writing not later than 12:00 noon, New York time, on the third Business Day preceding the proposed date of prepayment, in the case of Eurodollar Loans, or on the proposed date of prepayment, in the case of ABR Loans. Each such prepayment shall be in an amount equal to the aggregate principal amount of Loans being prepaid (which, in the case of Eurodollar Loans, shall be in an aggregate principal amount of $1,000,000 or in integral multiples thereof or, if the aggregate amount of outstanding Eurodollar Loans is less than $1,000,000, then all of such lesser amount), together with accrued interest on the principal being prepaid to the date of prepayment and, in the case of Eurodollar Loans, any amounts required by Section 4.03. Subject to the terms and conditions of this Agreement, prepaid Loans may be reborrowed.

          Section 2.06. LETTER OF CREDIT FACILITY. (a) LETTERS OF CREDIT. Prior to the Termination Date, and subject to the terms and conditions of this Agreement, from time to time, the Borrower may request that the L/C Issuer issue under this Agreement, and the L/C Issuer agrees, upon such request of the Borrower and upon the satisfaction or waiver of each of the conditions contained in Article VI applicable thereto, to issue for the account of the Borrower, one or more nontransferable letters of credit (each, a "LETTER OF CREDIT") in the L/C Issuer's then-customary form; PROVIDED, that the L/C Issuer shall not issue any Letter of Credit: (i) if, after giving effect to such issuance, the sum of the aggregate amount of the L/C Obligations of all the Lenders then outstanding and the aggregate amount of Loans of all the Lenders then outstanding would exceed the Total Commitment then in effect; (ii) having a stated amount of less than $25,000;
(iii) having an expiration date later than the date that is four Business Days prior to the Termination Date; or (iv) if, after giving effect to such issuance, the aggregate amount of L/C Obligations of all the Lenders then outstanding would exceed $50,000,000.

          (b) PROCEDURE FOR OBTAINING LETTER OF CREDIT. The Borrower may request that the L/C Issuer issue a Letter of Credit pursuant to Section 2.06(a) by giving a L/C Request to the Administrative Agent by telex, telecopy or otherwise in writing not later than 12:00 noon, New York time, on the third Business Day prior to the proposed Borrowing Date for such Letter of Credit. Upon receipt of any L/C Request, the Administrative Agent shall forthwith give notice to each Lender of the substance thereof. On the date specified by the Borrower in such notice and upon fulfillment of the applicable conditions set forth in this Section 2.06 and Article VI, the L/C Issuer will issue such Letter of Credit in the form specified in such L/C Request.

          (c) PARTICIPATION BY LENDERS. Each Lender other than the L/C Issuer shall be deemed to, and hereby agrees to, irrevocably and unconditionally participate in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

          (d) DRAWINGS AND REIMBURSEMENT. (i) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the L/C Issuer shall notify the Borrower and the Administrative Agent in accordance with Section 11.08 as promptly as practicable following receipt of such request, and the Borrower shall reimburse the L/C Issuer no later than the Business Day after the day on which such drawing is honored in an amount in immediately available funds equal to the amount of such drawing. If the Borrower shall fail to reimburse the L/C Issuer in an amount equal to the amount of any drawing honored by the L/C Issuer under a Letter of Credit, then the L/C Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein.
 Not later than 1:00 P.M., New York time, on the Business Day after the date notified by the L/C Issuer, each Lender shall make available to the L/C Issuer in immediately available funds at the aforementioned office of the L/C Issuer in New York City an amount equal to its participation. In the event that any Lender fails to make available to the L/C Issuer on such Business Day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.06(d), the L/C Issuer shall be entitled to recover such amount on demand from such Lender, together with interest thereon at a rate per annum equal to (A) from (and including) such Business Day to (and including) the third Business Day thereafter, the Federal Funds rate, and (B) from (but excluding) such third Business Day, the sum of 2% and the Federal Funds Rate. The L/C Issuer shall distribute to each Lender that has paid all amounts payable by it under this Section 2.06 with respect to any Letter of Credit such Lender's Pro Rata Share of all payments received by the L/C Issuer from the Borrower in reimbursement of drawings honored by the L/C Issuer under such Letter of Credit when such payments are received.

          The obligation of the Borrower to reimburse the L/C Issuer for payments made in honoring drawings made under the Letters of Credit and the obligations of the Lenders under Section 2.06(d) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Credit Documents under all circumstances, including the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), the L/C Issuer, any Lender or any other Person, whether in connection with any Credit Document, any transaction contemplated thereby or any unrelated transaction;

               (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by the L/C Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of the Credit Documents;

                (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

               (vi) the fact that a Default or Event of Default shall have occurred;

; PROVIDED that this paragraph shall not relieve the L/C Issuer or any other Person of any liability resulting from its gross negligence or willful misconduct, or otherwise affect any claim, that the Borrower may have as a result of any such gross negligence or willful misconduct.

                                   ARTICLE III

                                INTEREST AND FEES

          Section 3.01. INTEREST RATE DETERMINATION; CONVERSION. (a) Except to the extent that the Borrower shall request, in a Borrowing Request or in a Conversion Request, that Loans (or portions thereof) bear interest as Eurodollar Loans, Loans shall bear interest as ABR Loans.

          (b) The Borrower may request, by giving a Conversion Request to the Administrative Agent not later than 2:00 P.M., New York time, on the third Business Day prior to the requested Conversion Date, that all or portions of the outstanding Loans, in the aggregate principal amount of $1,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the aggregate principal amount of outstanding Loans is less than $1,000,000, then all such lesser amount), bear interest from and after the Conversion Date as either ABR Loans or Eurodollar

Loans; PROVIDED, HOWEVER, that during the continuance of any Default or Event of Default that shall have occurred, no Loan (or portion thereof) may be converted into Eurodollar Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Lender of the substance of each Conversion Request. Upon payment by the Borrower of the amounts, if any, required by Section 4.03, on the Conversion Date, the Loans or portions thereof as to which the Conversion Request was made shall commence to accrue interest in the manner selected by the Borrower therein.

          Section 3.02. INTEREST ON ABR LOANS. Each ABR Loan shall bear interest from (and including) the date made until the date repaid, or (if converted into a Eurodollar Loan) to (but excluding) the first day of any relevant Interest Period, as the case may be, payable in arrears on the last day of each calendar quarter of each year, commencing with the first such date after the Effective Date, and on the date such Loan is repaid, at a rate per annum equal to the Alternate Base Rate in effect from time to time, which rate shall change as and when said Alternate Base Rate shall change.

          Section 3.03. INTEREST ON EURODOLLAR LOANS. (a) Each Eurodollar Loan shall bear interest from (and including) the first day of each Interest Period to but excluding the last day of such Interest Period (or, if sooner, the date such Loan is repaid or converted to an ABR Loan), payable in arrears on the last day of such Interest Period, and with respect to Interest Periods longer than three months on the day which is three months after the commencement of such Interest Period and on the last day of such Interest Period (or on the date such Loan is repaid or converted, as the case may be), at a rate per annum equal to the sum of (i) 1% and (ii) LIBOR for such Interest Period.

          (b) Each Eurodollar Loan shall become an ABR Loan at the end of the Interest Period therefor, unless (i) there shall not have occurred and be continuing a Default or Event of Default and (ii) not later than the third Business Day prior to the last day of such Interest Period, the Borrower shall have delivered to the Administrative Agent an irrevocable written election of the subsequent Interest Period, in which case such Eurodollar Revolving Loan shall remain outstanding as a Eurodollar Loan.

          (c) If, during any period, a Lender shall be required to maintain reserves against "Eurocurrency Liabilities" in accordance with Federal Reserve Board Regulation D (or any successor regulation), the Borrower shall pay additional interest during such period on each outstanding Eurodollar Loan of such Lender (contemporaneously with each interest payment due thereon) at a marginal rate per annum determined by the following formula:

                                 LIBOR                  -  LIBOR.
                     ----------------------------------
                 1 - Eurodollar Reserve Percentage

Each Lender shall promptly notify the Borrower, with a copy to the Administrative Agent, upon becoming aware that the Borrower may be required to make a payment of additional interest to such Lender. When requesting payment pursuant to this Section 3.03(c), a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender setting forth, in reasonable detail, the basis of such claim, the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. Absent manifest error, such certificate shall be binding as to the amounts of additional interest owing in respect of such Lender's Eurodollar Loans. Any Lender that gives notice under this Section 3.03(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) whenever such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease.

          Section 3.04. INTEREST ON OVERDUE AMOUNTS. All overdue amounts (including principal, interest and fees) hereunder shall bear interest, payable on demand, at a rate per annum equal to the sum of 2% and (i) in the case of Eurodollar Loans, the rate then applicable thereto until the end of the current Interest Period therefor, and thereafter the rate of interest applicable to ABR Loans, changing as and when such rate shall change and (ii) in the case of all other amounts, the rate of interest applicable to ABR Loans, changing as and when such rate shall change.

          Section 3.05. DAY COUNTS. Interest on ABR Loans shall be calculated on the basis of (a) a 365- or, if applicable, a 366-day year for the actual number of days elapsed for so long as interest is determined pursuant to clause (i) of the definition of "Alternate Base Rate" and (b) a 360-day year for the actual number of days elapsed for so long as interest is determined based on clause (ii) of the definition of "Alternate Base Rate". Interest on all other Loans shall be calculated on the basis of a 360-day year for the actual number of days elapsed. All Fees shall be calculated on the basis of a 365-or, if applicable, a 366-day year for the actual number of days elapsed.

          Section 3.06. MAXIMUM INTEREST RATE. (a) Nothing in this Agreement shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section
11.01 is intended to limit the rate of interest payable for the account of any Lender to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to such Lender by supervening provisions of U.S. Federal law.

          (b) If the amount of interest payable for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article III, would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.

          (c) If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to Section 3.06(b) and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the maximum amount permitted by law to be charged by such Lender, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; PROVIDED that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this Section 3.06(c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to Section 3.06(b).

          Section 3.07. FEES. (a) FACILITY FEE. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, on the Effective Date, a one-time fee (the "FACILITY FEE") in an amount equal to 1/4 of 1% of such Lender's Commitment in effect on the Effective Date.

          (b) COMMITMENT FEES. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, in arrears on the last day of each calendar quarter of each year, commencing with the first such day after the Effective Date (for the period from the Effective Date to such date), and on the Termination Date or other date on which the Total Commitment shall terminate (for the period from the last payment date to the Termination Date or such other date) a fee (the "COMMITMENT FEE") in an amount equal to 35/100% per annum of such Lender's Pro Rata Share of the Undrawn Commitment in effect from time to time.

          (c) LETTER OF CREDIT FEES. In lieu of any letter of credit commissions or fees provided for in any letter of credit application (other than standard administration, amendment or negotiation fees referred to in clause (iv) below), the Borrower agrees to pay to the L/C Issuer in funds immediately available at the office of the L/C Issuer specified in Section 10.09(a) the following fees and other amounts with respect to each outstanding Letter of Credit:

               (i) an administrative fee equal to 3/16 of 1% per annum on the daily amount stated to be available from time to time for drawing under such Letter of Credit from (and including) the date of issuance until (but excluding) the expiration date of such Letter of Credit, payable to the L/C Issuer in arrears on the last day of each calendar quarter, commencing on the first such date after the Borrowing Date for such Letter of Credit (for the period from such Borrowing Date to such date), and on such expiration date (for the period from the last such payment date to such expiration date);

               (ii) a letter of credit fee equal to 13/16 of 1% per annum on the daily amount stated to be available from time to time for drawing under such Letter of Credit from (and including) the date of issuance until (but excluding) the expiration date of such Letter of Credit payable to the L/C Issuer for the account of the Lenders in arrears on the last day of each calendar quarter, commencing on the first such date after the Borrowing Date for such Letter of Credit (for the period from such Borrowing Date to such date), and on such expiration date (for the period from the last such payment date to such expiration date);

               (iii) with respect to drawings made thereunder, interest, payable on demand to the L/C Issuer (if applicable, for the benefit of the Lenders that have funded a participation therein pursuant to
          Section 2.07(d), but only for period following such funding), on the amount paid by the L/C Issuer in respect of each such drawing from (and including) the date of the drawing to (but excluding) the date such amount is reimbursed by the Borrower, at a rate per annum equal to (A) from (and including) the date of such drawing to (and including) the third Business Day after the date of such drawing, the rate of interest then applicable to ABR Loans, changing as and when said rate shall change, and (B) from (but excluding) the third Business Day after the date of such drawing, the sum of (x) 2% and
          (y) the rate specified in clause (A); and

               (iv) with respect to the issuance or amendment of such Letter of Credit and each drawing made thereunder, reasonable and customary documentary and processing charges payable to the L/C Issuer in accordance with the L/C Issuer's standard schedule for such charges in effect at the time of such issuance, amendment or drawing, as the case may be.

Promptly upon receipt by the L/C Issuer of any amount described in clause
(ii) or (iii) of this Section 3.07(c), the L/C Issuer shall distribute to each Lender that has paid all amounts payable by it under Section 2.06(d) such Lender's Pro Rata Share of such amount. Amounts payable under clauses
(i) and (iv) of this Section 3.07(c) shall be retained by the L/C Issuer.

                                   ARTICLE IV

                            DISBURSEMENT AND PAYMENT

          Section 4.01. DISBURSEMENT. (a) Each Loan shall be made by the relevant Lender from such Lender's branch or affiliate identified as its Applicable Lending Office.

          (b) The failure of any Lender to make any Loan to be made by it on the Borrowing Date therefor shall not relieve any other Lender of its obligation to make its Loan or Loans on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

          (c) The Administrative Agent may, but shall not be required to, advance on behalf of any Lender the amount of such Lender's Loans to be made on a Borrowing Date, unless such Lender shall have notified the Administrative Agent prior to such Borrowing Date that it does not intend to make such Loans on such date. If the Administrative Agent makes any such advance, the Administrative Agent shall be entitled to recover the amount so advanced on demand from the Lender on whose behalf such advance was made and, if such Lender does not pay the Administrative Agent the amount of such advance on demand, the Borrower agrees promptly to repay such amount to the Administrative Agent. Until such amount is repaid to the Administrative Agent by such Lender or the Borrower, such advance shall be deemed for all purposes to be a Loan made on such Borrowing Date by the Administrative Agent. The Administrative Agent shall be entitled to recover from the Lender or the Borrower, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Administrative
Agent, at a rate per annum equal to the Federal Funds Rate until the third Business Day after the date of the advance and, thereafter, at the rate per annum equal to the relevant rate on Loans made on the relevant Borrowing Date.

          Section 4.02.  METHOD AND TIME OF PAYMENTS; SHARING AMONG LENDERS.
(a) All funds received by the Administrative Agent for the account of the Lenders in respect of payments made by the Borrower under, or from any other Person on account of, any Credit Document shall be distributed forthwith by the Administrative Agent among the Lenders, in like funds as received, ratably in proportion to their respective interests therein. Each payment of the Facility Fee and each reduction of the Commitments shall be apportioned among the Lenders in proportion to each Lender's Pro Rata Share.

          (b) All payments by the Borrower hereunder shall be made without setoff or counterclaim to the Administrative Agent, for its account or for the account of the Lenders entitled thereto in dollars and in immediately available funds at the office of the Administrative Agent theretofore designated in writing to the Borrower prior to 2:00 P.M., New York time, on the date when due.

          (c) Whenever any payment from the Borrower shall be due on a day that is not a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment from the Borrower is due that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (e) If any Lender shall receive from the Borrower or any other Person any amount owing under any Credit Document (whether received pursuant to the exercise of any right of set-off, banker's lien, realization upon any security held for or appropriated to such obligation or otherwise) other than in proportion to such Lender's ratable share thereof, then such Lender shall purchase from each other Lender a participating interest in so much of the other Lenders' Loans as shall be necessary in order that each Lender shall share such payment with each of the other Lenders in proportion to each Lender's ratable share; PROVIDED that nothing herein contained shall obligate any Lender to apply any set-off or banker's lien or collateral security permitted hereby first to the obligations of the Borrower hereunder if the Borrower is obligated to such Lender pursuant to other loans or notes. If any purchasing Lender shall be required to return any excess payment received by it, such participation shall be rescinded and the purchase price restored to the extent of such return, but without interest.

          Section 4.03. COMPENSATION FOR LOSSES. (a) If (i) the Borrower makes a prepayment of a Eurodollar Loan, other than on the last day of the relevant Interest Period, (ii) the Borrower revokes any Borrowing Request for Eurodollar Loans, (iii) Eurodollar Loans (or portions thereof) are converted into ABR Loans pursuant to Section 4.05 other than on the last day of the relevant Interest Period, or (iv) Loans (or portions thereof) become or are declared to be due prior to the scheduled maturity thereof, then the Borrower shall pay to each Lender an amount that will compensate such Lender for any loss (other than lost profit) or premium or penalty incurred by such Lender as a result of such prepayment, conversion, declaration or revocation in respect of funds obtained for the purpose of making or maintaining such Lenders's Eurodollar Loans, or any portion thereof. Such compensation may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, not borrowed or converted, for the period from the date of such payment or prepayment or conversion or failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure to borrow) in each case at the applicable rate of interest for such Loan provided for herein (excluding, however, any margin included therein) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank deposit market.

          (b) In connection with a demand for payment pursuant to this
Section 4.03, a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender, setting forth in reasonable detail the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. In the absence of manifest error, such certificate shall be conclusive as to the amount so required to be paid.

          Section 4.04.  WITHHOLDING AND ADDITIONAL COSTS.  (a)  WITHHOLDING.
(i) To the extent permitted by law, all payments under this Agreement and under the Notes (including payments of principal and interest) shall be payable to each Lender free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges other than Excluded Taxes (collectively, "TAXES"). If any Taxes are required to be withheld or deducted from any amount payable under this Agreement, then the amount payable under this Agreement shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Lender the amount stated to be payable under this Agreement. The Borrower shall also hold each Lender harmless and indemnify it for any stamp or other similar taxes with respect to the preparation, execution, delivery, recording, performance or enforcement of the Credit Documents other than Excluded Taxes (all of which shall be included within "Taxes"). If any of the Taxes specified in this Section 4.04(a) are paid by any Lender, the Borrower shall, upon demand of such Lender, promptly reimburse such Lender for such payments, together with any interest, penalties and expenses incurred in connection therewith. The Borrower shall deliver to the Administrative Agent certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder. Notwithstanding the foregoing, the Borrower shall be entitled, to the extent required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required by this Section
4.04 on account of such deductions or withholdings) income or other Taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Lender other than a Lender (A) that is a U.S. Person for U.S. federal income tax purposes or (B) that has the Prescribed Forms on file with the Borrower for the applicable year to the extent deduction or withholding of such taxes is not required as a result of such filing of such Prescribed Forms; PROVIDED that, if the Borrower shall so deduct or withhold any such taxes, the Borrower shall provide a statement to the Administrative Agent and such Lender, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax.

          (ii) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor form or forms), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes ("PRESCRIBED FORMS"). Each Lender that so delivers such Prescribed Forms further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such Prescribed Forms on or before the date that such Prescribed Forms expire or become obsolete or after the occurrence of any event requiring a change in the most recent Prescribed Forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such Prescribed Forms inapplicable or which would prevent such Lender from duly completing and delivering Prescribed Forms with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. If any Lender that is not incorporated under the laws of the United States of America or a state thereof fails to comply with the provisions of this Section, the Borrower and/or the Administrative Agent, may, as required by law, deduct and withhold federal income tax payments from payments to such Lender under this Agreement.

          (b) ADDITIONAL COSTS.  Subject to Sections 4.04(c) and (d):

          (i) Without duplication of any amounts payable described in Section 3.03(c), 4.03(a) or 4.04(b)(ii), if after the Effective Date (or, if later, the date on which the relevant Lender becomes a Lender), any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof or the enactment of any law or regulation shall either (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Lender's Commitment, its L/C Obligations or its Loans or (2) impose on any Lender (or such Lender's Applicable Lending Office) any other condition (excluding any Tax) regarding this Agreement, its Commitment, its L/C Obligations or its Loans and the result of any event referred to in clause (1) or (2) shall be to increase the cost to such Lender (or such Lender's Applicable Lending Office) of maintaining its Commitment, its L/C Obligations or any Loans made by such Lender (which increase in cost shall be calculated in accordance with such Lender's reasonable averaging and attribution methods) by an amount which such Lender deems to be material, then, upon demand by such Lender, then the Borrower shall pay to such Lender, on demand, an amount equal to such increase in cost; and

          (ii)Without duplication of any amounts payable described in Section 3.03(c), 4.03(a) or 4.04(b)(i), if any Lender shall have determined in good faith that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case, made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender) has or will have the effect of reducing the rate of return on capital for such Lender or any corporation controlling such Lender as a consequence of its obligations under this Agreement to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by a material amount, then from time to time, upon demand by such Lender and within ten Business Days after submission by such Lender of the certificate referred to in Section 4.04(d), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) LENDING OFFICE DESIGNATIONS. Before making any demand for payment pursuant to this Section 4.04, each Lender shall, if possible, designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If a Lender changes its applicable lending office (other than pursuant to this Section 4.04(c) or Section 4.08(c)) and the effect of such change, as of the date of such change, would be to cause any of the Borrowers to become obligated to pay any additional amount under this Section 4.04, the Borrower shall not be obligated to pay such additional amount.

          (d) CERTIFICATE, ETC. In connection with any demand for payment pursuant to this Section 4.04, a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender, setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. In the absence of manifest error, the certificate referred to above shall be conclusive as to the amount so required to be paid.

          (e) CERTAIN TREATIES. For purposes of Section 4.04, a change in treaty, law, rule or regulation shall not include the ratification or entry into force of (i) the protocol amending the income tax treaty between Canada and the United States, signed August 31, 1994 (ii) the income tax treaty between France and the United States, signed August 31, 1994, (iii) the income tax treaty between Portugal and the United States, signed September 6, 1994, (iv) the protocol amending the income tax treaty between the Netherlands and the United States, signed October 15, 1995, (v) the income tax treaty between Sweden and the United States signed September 1, 1994 and
(vi) the income tax treaty between Luxembourg and the United States, initiated on September 21, 1995, in each case in substantially similar form as such protocol or treaty may exist as of the date hereof.

          Section 4.05. FUNDING IMPRACTICABLE. If at any time the making or maintenance of all or any part of any Lender's Eurodollar Loans has been made unlawful because of compliance by such Lender in good faith with any law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of such body (whether or not having the effect of law), then the

Administrative Agent, upon notification to it of such circumstance by such Lender (which notice shall be promptly withdrawn whenever such circumstance no longer exists), shall forthwith advise the other Lenders and the Borrower thereof. Upon such date as shall be specified in such notice and until such time as the Administrative Agent, upon notification to it by such Lender, shall notify the Borrower and the other Lenders that the circumstances specified by it in such notice no longer apply, (i) notwithstanding any other provision of this Agreement, such Eurodollar Loans shall, automatically and without requirement of further notice, be converted to ABR Loans and (ii) the obligation of such Lender to make or continue Eurodollar Loans shall be suspended, and, if the Borrower shall request in a Borrowing Request or Conversion Request that the Lenders make Eurodollar Loans, the Loan requested to be made by such Lender shall instead be made as an ABR Loan.

          Section 4.06. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses (i) incurred by the Administrative Agent (including reasonable fees and disbursements of outside counsel) in connection with the negotiation and preparation of the Credit Documents or any amendment or supplement to this Agreement and (ii) incurred by the Administrative Agent or any Lender (including reasonable fees and disbursements of outside counsel) in connection with the enforcement of the Credit Documents or any amendment or supplement to this Agreement.

          (b) The Borrower agrees to indemnify the Administrative Agent and each of the Lenders and their respective directors, officers, employees and agents (each, an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including outside counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of
(i) the execution or delivery of any Credit Document or any agreement or instrument contemplated by any Credit Document, the performance by the parties thereto of their respective obligations under any Credit Document or the consummation of the transactions and the other transactions contemplated by any Credit Document, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to the Administrative Agent, any Lender or any officer, director, employee or agent thereof, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or willful misconduct of any such Indemnitee, or arise out of or in connection with any claims made or proceedings commenced against the Administrative Agent or any Lender by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such.

          (c) The Borrower agrees to indemnify the L/C Issuer and its directors, officers, employees, affiliates, agents and controlling persons against, and to hold each of them harmless from, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including fees and expenses of counsel) incurred by or asserted against any of them arising out of, in any way connected with, or as a result of the issuance of any Letter of Credit; PROVIDED, that such indemnity shall not, as to any such indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or willful misconduct of any such indemnitee, or arise out of or in connection with any claims made or proceedings commenced against the L/C Issuer by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. As between the Borrower and the L/C Issuer, the Borrower assumes all risks of the acts and omissions of, or misuse of a Letter of Credit by, a beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer shall not be responsible for any of the following: (A) the form, validity, sufficiency, accuracy, genuineness or legal effects of any documents submitted by any party in connection with the request and application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) any misapplication by a beneficiary of any Letter of Credit of the proceeds of any drawing thereunder; or (C) any consequences arising from or related to events or circumstances beyond the control of the L/C Issuer, including any act or omission, whether rightful or wrongful, of any Governmental Authority.
 In furtherance and not in limitation of the specific provisions herein set forth, any action taken or omitted by the L/C Issuer under or in connection with any Letter of Credit or related certificates, if taken or omitted in good faith, shall not result in or give rise to any liability of the L/C Issuer or the Administrative Agent to the Borrower.

          (d) All amounts due under this Section 4.06 shall be payable in immediately available funds upon written demand therefor.

          Section 4.07. SURVIVAL. The provisions of Sections 4.03, 4.04, 4.06, 4.08 and 9.06, shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the reduction or termination of any Commitments, the invalidity or unenforceability of any term or provision of any Credit Document, or any investigation made by or on behalf of the Lenders.

          Section 4.08. REPLACEMENT OF LENDERS. If no Default or Event of Default shall have occurred and be continuing, the Borrower may, at any time, replace any Lender that has requested the Borrower to pay amounts pursuant to
Section 4.04 or whose obligation to make any Loans has been suspended pursuant to Section 4.05 (each, an "AFFECTED LENDER"), by giving not less than 10 Business Days' prior notice to the Administrative Agent (which shall promptly notify such Affected Lender and each other Lender), that it intends to replace such Affected Lender with one or more banks (including, but not limited to, any other Lender under this Agreement) selected by the Borrower and reasonably acceptable to the Administrative Agent (which shall not unreasonably withhold its consent). The method (whether by assignment or otherwise) of and documentation for such replacement shall be reasonably acceptable to the Affected Lender, the other Lenders and the Administrative Agent (which shall not unreasonably withhold their consent and shall cooperate with the Borrower in effecting such replacement). Upon the effective date of any replacement under this Section 4.08, and as a condition thereto, the Borrower shall, or shall cause the replacement Lender or Lenders to, pay to the Affected Lender being replaced any amounts owing to such Affected Lender hereunder (including, without limitation, interest, facility fees, compensation and additional amounts under this Article IV, in each case accrued to the effective date of such replacement), whereupon each replacement Lender shall become a "Lender" for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it, such Commitment of the Affected Lender being replaced shall be terminated upon such effective date and such Affected Lender shall have no further obligation as a "Lender" as of such effective date.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          Section 5.01. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

          (a) GOOD STANDING AND POWER. The Borrower and each Cross Guarantor is a corporation or limited partnership, duly incorporated or organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or organization; each has the power to own its property and to carry on its business as now being conducted; and each is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified, or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (b) CORPORATE AUTHORITY. The Borrower and each Cross Guarantor has full corporate or partnership power and authority to execute and deliver, and to incur and perform its obligations under, each of the Credit Documents to which it is a party, all of which have been duly authorized by all necessary corporate or partnership action. No consent or approval of stockholders or limited partners of the Borrower or such Cross Guarantor, as the case may be, is required to be obtained as a condition to the validity or performance of, or the exercise by the Administrative Agent or the Lenders of any of their rights or remedies under, any Credit Document (other than any such consent or approval that has been obtained).

          (c) AUTHORIZATIONS. All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from any Governmental Authority or other Person necessary for the execution, delivery and performance by the Borrower and each Cross Guarantor of, and the incurrence and performance of each of its obligations under, each of the Credit Documents, and the exercise by the Administrative Agent and the Lenders of their remedies under each of the Credit Documents have been effected or obtained and are in full force and effect.

          (d) PROPERTIES. As of the Effective Date, the Borrower or a Wholly Owned Subsidiary owns directly the proportionate interest in each Portfolio Property indicated on Schedule II.

          (e) BINDING OBLIGATION. This Agreement constitutes and, when issued in accordance with the terms hereof, each Note will constitute the valid and legally binding obligation of the Borrower enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (f) LITIGATION. There are no proceedings or investigations now pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any Governmental Authority which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (g) NO CONFLICTS. There is no statute, regulation, rule, order, judgment, agreement or instrument binding upon the Borrower or any Subsidiary, or affecting their properties, and no provision of the certificate of incorporation or by-laws (or similar constitutive instruments) of the Borrower or any Subsidiary, that would prohibit, materially conflict with or materially impair the execution or delivery of, or the incurrence or performance of any obligations of the Borrower or any Cross Guarantor under, any Credit Document, or result in or require the creation or imposition of any Lien on property of the Borrower or any Subsidiary (other than any Lien permitted under Section 7.02(b)) as a consequence of the execution, delivery and performance of any Credit Document.

          (h) FINANCIAL CONDITION. (i) The consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1996, together with consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, reported upon by Ernst & Young, heretofore delivered to the Administrative Agent and the Lenders, fairly present, in all material respects, the Borrower's consolidated financial condition, consolidated results of operations and transactions in surplus accounts as of the date and for the fiscal year referred to and have been prepared in accordance with GAAP consistently applied throughout the period involved. There are no liabilities (whether known or unknown, direct or indirect, fixed or contingent, and of any nature whatsoever) of the Borrower or any Subsidiary as of the date of such balance sheet that are not reflected therein or in the notes thereto, and that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               (ii) There has been no material adverse change in the business, properties, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries, taken as a whole, since the date of the balance sheet dated December 31, 1996 referred to in Section 5.01(h)(i).

          (i) USE OF PROCEEDS. The proceeds of the Loans will be applied only to the refinancing of outstanding Indebtedness of the Borrower and its Subsidiaries, to the working capital needs of the Borrower and its Subsidiaries, to costs of redeveloping, refurbishing and/or expanding Portfolio Properties, and to the acquisition of other shopping centers or malls in the United States and other uses directly related to the operations of the Borrower and its Subsidiaries and the ownership of their properties.

          (j) TAXES. The Borrower and the Subsidiaries each has filed or caused to be filed all tax returns that are required to be filed and paid all taxes that are required to be shown to be due and payable on said returns or on any assessment made against it or any of its property and all other taxes, assessments, fees, liabilities, penalties or other charges imposed on it or any of its property by any Governmental Authority, except for any taxes, assessments, fees, liabilities, penalties or other charges (x) which are being contested in good faith and (unless the amount thereof is not material to the Borrower's consolidated financial condition) for which adequate reserves have been established in accordance with GAAP, or (y) the failure of which to be paid, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (k) COMPLIANCE WITH ERISA. Each member of the ERISA Group is in compliance with the applicable provisions of ERISA and the Code with respect to each Plan, except for any failure so to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has (i) an accumulated funding deficiency under Section 412 of the Code in respect of any Pension Plan, whether or not waived, (ii) failed to make any contribution or payment to any Pension Plan, or made any amendment to any Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under Section 302(f) of ERISA or Section 401(a)(29) of the Code, (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
     Section 4007 of ERISA, all of which have been paid or (iv) engaged in a transaction with respect to a Plan, which (assuming the taxable period of such transaction, within the meaning of Section 4975(f)(2) of the Code, to have expired as of the date hereof) has resulted or could reasonably be expected to result in such member being subject to a material tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

          (l) NOT AN INVESTMENT COMPANY. Neither the Borrower nor any Subsidiary is (i) an "investment company" or a company "controlled" by an entity required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

          (m) ENVIRONMENTAL PROTECTION. To the Borrower's knowledge, based upon reasonable investigation, all real property owned or leased by the Borrower or any Subsidiary is free of contamination from any substance that could result in the incurrence of material liabilities, or constituent thereof, currently identified or listed as hazardous or toxic pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., or any other Environmental Laws, or any other substance which has in the past or could at any time in the future cause or constitute a health, safety or environmental hazard to any person or property, including asbestos in any building, petroleum products, PCBs, pesticides, or radioactive materials, in each case other than any contamination that would not reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of any material liabilities under any Environmental Laws. To the Borrower's knowledge, based upon reasonable investigation, neither the Borrower nor any Subsidiary has caused or suffered to occur any conditions that, individually or in the aggregate, would reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of material liabilities under, or any material violations by the Borrower or any Subsidiary of, any Environmental Laws.

          (n) INSURANCE. All of the properties and operations of the Borrower and each Subsidiary of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and the Borrower and the Subsidiaries carry, with such insurers in customary amounts, such other insurance, including larceny, embezzlement or other criminal misappropriation insurance and business interruption insurance, as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated.

          (o) DISCLOSURE. All information relating to the Borrower or its Subsidiaries heretofore delivered in writing to the Administrative Agent or any Lender in connection with the negotiation, execution and delivery of this Agreement and the other Credit Documents, taken as a whole, is true and complete in all material respects as of the date hereof.

          Section 5.02. SURVIVAL. All representations and warranties made by the Borrower in this Agreement, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, shall (i) be considered to have been relied upon by the Lenders,
(ii) survive the making of Loans and the issuance of Letters of Credit regardless of any investigation made by, or on behalf of, the Lenders, and
(iii) continue in full force and effect as long as the Commitments have not been terminated and, thereafter, until payment in full of the Loans and any L/C Obligations, fee or other amount then due and owing to any Lender or the Administrative Agent under any Credit Document and termination or expiration of all Letters of Credit, whereupon such representations and warranties shall expire and be of no further force or effect.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

          Section 6.01. CONDITIONS TO THE AVAILABILITY OF THE COMMITMENTS. The obligations of each Lender and the L/C Issuer hereunder are subject to satisfaction or waiver in writing by each of the Lenders of each of the following conditions precedent, and the Lenders' Commitments shall not become available until the date (the "EFFECTIVE DATE") (which shall be no later than June 30, 1997) on which each of the following conditions precedent shall have been satisfied or waived in writing by each of the Lenders:

          (a) THIS AGREEMENT. The Administrative Agent shall have received this Agreement duly executed and delivered by each of the Lenders and the Borrower.

          (b) THE CROSS GUARANTEES. The Administrative Agent shall have received the Cross Guarantees duly executed and delivered by each of the Cross Guarantors.

          (c) EVIDENCE OF CORPORATE ACTION. The Administrative Agent shall have received the following:

               (i) a copy of the Certificate of Incorporation, or Certificate of Limited Partnership, as the case may be, of the Borrower and each Cross Guarantor, as in effect on the Effective Date, certified by the Secretary of State of the state in which the same is incorporated or organized, and (to the extent applicable) a certificate from such Secretary of State as to the good standing of the Borrower or such Cross Guarantor, in each case as of a date reasonably close to the Effective Date; and

               (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower, and each Cross Guarantor (or of the general partner of each Cross Guarantor organized as a limited partnership) dated the Effective Date, and stating (A) that attached thereto is a correct and complete copy of the by-laws of the Borrower or such Cross Guarantor (or corporate general partner) as in effect on such date and at all times since the date of the resolutions described in clause (B) below,
          (B) that attached thereto is a correct and complete copy of resolutions duly adopted by the Board of Directors of the Borrower or such Cross Guarantor (or corporate general partner thereof) authorizing the execution, delivery and performance of this Agreement, and each other Credit Document to which the Borrower or such Cross Guarantor is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of the Borrower or such Cross Guarantor (or corporate general partner), as the case may be, has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and signature of each officer executing this Agreement or the relevant Cross Guarantee, as the case may be, and any document delivered in connection herewith or therewith on behalf of the Borrower, or such Cross Guarantor.

          (d) OPINIONS OF COUNSEL. The Lenders shall have received (a) a written opinion, dated the Effective Date, of Bryan Cave, special Missouri counsel to the Borrower, substantially in the form of EXHIBIT E-1, and (b) a written opinion, dated the Effective Date, of Debevoise & Plimpton, special New York counsel for the Borrower and the Cross Guarantors, in substantially the form of EXHIBIT E-2.

          (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 5.01 shall be true and correct in all material respects on the Effective Date, and the Lenders shall have received a certificate, signed by a Responsible Officer of the Borrower, to that effect.

          (f) RELEASE OF MORTGAGES. Any mortgages on Syndicate Properties shall have been or shall concurrently be released.

          (g) OTHER DOCUMENTS. The Lenders shall have received such other certificates, opinion and other documents as the Required Lenders reasonably may require.

          Section 6.02. CONDITIONS TO ALL LOANS AND LETTERS OF CREDIT. The obligations of each Lender to make each Loan and of the L/C Issuer to issue each Letter of Credit are subject to the conditions precedent that, on the Borrowing Date therefor, each of the following conditions precedent shall have been satisfied, or waived in writing by the Lenders:

          (a) BORROWING REQUEST. The Administrative Agent shall have received a Borrowing Request or L/C Request in accordance with the terms of this Agreement.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing, nor shall any Default or Event of Default occur as a result of the making of such Loan or the issuance of such Letter of Credit.

          (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 5.01 shall have been true and correct in all material respects when made and (except to the extent that any representation or warranty speaks as of a date certain) shall be true and correct in all material respects on the Borrowing Date with the same effect as though such representations and warranties were made on such Borrowing Date.


                                   ARTICLE VII

                                    COVENANTS

          Section 7.01. AFFIRMATIVE COVENANTS. Until termination of the Commitments of the Lenders hereunder, payment in full of the Loans and any L/C Obligation, fee or other amount then due and owing to any Lender or the Administrative Agent under any Credit Document, and termination or expiration of all Letters of Credit, the Borrower will:

               (a) FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES. Furnish to the Administrative Agent and each Lender:

               (i)as soon as available, but in no event more than 60 days after the end of each of the first three fiscal quarters in each year, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such period, consolidated statements of income and cash flows of the Borrower and its Subsidiaries from the beginning of the then current fiscal year and from the beginning of such fiscal quarter to the end of such period, certified by the Chief Financial Officer of the Borrower;

               (ii)as soon as available, but in no event more than 120 days after the end of each fiscal year, annual financial statements of the Borrower in reasonable detail and prepared in accordance with GAAP, including consolidated balance sheets as of the end of such fiscal year and consolidated statements of income, cash flows and shareholders' equity, together with an audit report of Ernst & Young, or other independent auditors reasonably satisfactory to the Administrative Agent;

               (iii)together with each report delivered pursuant to Sections 7.01(a)(i) and (ii), a certificate of the Borrower, signed by a Responsible Officer, in substantially the form of EXHIBIT F, stating whether, as of the last date of the financial statements included in such report, any event occurred or circumstance existed which, individually or in the aggregate, constituted a Default or Event of Default (and, if so, detailing the facts with respect thereto) and whether the Borrower was in compliance with the covenants set forth in this Article VII, together with calculations to establish the Borrower's compliance with the covenants contained in Section 7.03;

               (iv)within five Business Days of any Responsible Officer of the Borrower obtaining knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of a Responsible Officer of the Borrower stating that such certificate is a "Notice of Default" and setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (v)annually, no later than one month prior to the beginning of each fiscal year, a written business plan and a written capital expenditure plan for the Borrower, including forecasted combined cash flows for the Borrower and the Related Entities for such fiscal year; and

               (vi) such additional information, reports or statements, regarding the business, financial condition or results of operations of the Borrower and its Subsidiaries, as the Administrative Agent and the Lenders from time to time may reasonably request.

          (b) CORPORATE EXISTENCE. Except as permitted by Section 7.02(a), maintain, and cause each Significant Subsidiary to maintain, its existence in good standing and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure so to qualify, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (c) CONDUCT OF BUSINESS. Preserve, renew and keep in full force and effect, and cause each Significant Subsidiary to preserve, renew and keep in full force and effect, all its material franchises and licenses necessary to the normal conduct of its business; and comply, and cause each Significant Subsidiary to comply, with all applicable laws, orders, rules and regulations of all Governmental Authorities the failure with which so to comply, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (d) AUTHORIZATIONS. Obtain, make and keep in full force and effect all material authorizations from and registrations with Governmental Authorities required for the validity or enforceability of the Credit Documents.

          (e) TAXES. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, except to the extent that (i) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Borrower or such Subsidiary, as the case may be,
     (ii) the amount thereof is not material to the Borrower's consolidated financial condition, and adequate reserves are maintained (in accordance with GAAP) by the Borrower or such Subsidiary, as the case may be, with respect thereto, or (iii) any failure to pay and discharge such taxes, assessments and governmental charges would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (f) INSURANCE. Maintain, and cause each Subsidiary to maintain, insurance with creditworthy insurance companies against such risks, of such types (including general liability, larceny, embezzlement or other criminal misappropriation insurance), on such properties and with such coverages as is currently maintained by the Borrower, to the extent available on reasonable commercial terms, and file and cause each Subsidiary to file with the Administrative Agent upon its reasonable request or the reasonable request of any Lender a reasonably detailed list of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

          (g) INSPECTION. Permit, and cause each Subsidiary to permit, the Administrative Agent and the Lenders to have one or more of their officers and employees, or any other Person designated by the Administrative Agent or the Lenders, to visit and inspect any of the properties of the Borrower and the Subsidiaries and to examine the minute books, books of account and other records of the Borrower and the Subsidiaries, and discuss its affairs, finances and accounts with its officers and with the Borrower's independent accountants, for so long as there shall not have occurred and be continuing a Default or Event of Default on reasonable notice and during normal business hours and at such other reasonable times, for the purpose of monitoring the Borrower's compliance with its obligations under the Credit Documents.

          (h) ERISA.  Furnish to the Lenders:

               (i) within ten days after a Responsible Officer learns that any "reportable event" (as defined in Section 4043(b) of ERISA), other than a reportable event for which the 30-day notice requirement has been waived by the PBGC, has occurred with respect to a Pension Plan, a statement setting forth details as to such reportable event and the action proposed to be taken with respect thereto;

               (ii) within ten days after receipt thereof, a copy of any notice that any member of the ERISA Group may receive from the PBGC relating to the intention of the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Plan, within ten days after filing with any affected party (as such term is defined in Section 4001 of ERISA) of a notice of intent to terminate a Pension Plan, a copy of such notice and a statement setting forth the details of such termination, including the amount of liability, if any, of any member of the ERISA Group under Title IV of ERISA;

               (iii) within ten days after failure by any member of the ERISA Group to make payment to a Pension Plan which would give rise to a lien in favor of the Plan under Section 302(f) of ERISA, a statement setting forth the details thereof, including the amount of such lien;

               (iv) within ten days after the due date for filing with the PBGC, pursuant to Section 412(n) of the Code, of a notice of failure to make a required installment or other payment with respect to a Pension Plan, a statement setting forth details as to such failure and the action proposed to be taken with respect thereto; and

               (v) within 30 days after receipt thereof by any member of the ERISA Group from the sponsor of a Multiemployer Plan, a copy of each notice concerning the imposition of withdrawal liability or the termination or reorganization of a Multiemployer Plan.

          (i) ENVIRONMENTAL MATTERS. (i) Comply, and cause each Subsidiary to comply, in all material respects with all applicable Environmental Laws,
     (ii) notify the Agent promptly after receiving notice of any Environmental Claim with respect to the Borrower's or any Subsidiaries' properties or facilities, and (iii) promptly forward to the Administrative Agent a copy of any material order, notice, permit, application, or other communication or report received by the Borrower in connection with any such Environmental Claim as they may affect such premises.

          (j) APPRAISALS. (i) At its sole expense cause full narrative appraisals of the Portfolio Properties to be delivered to the Lenders on a rolling three year basis, with one-third of the Portfolio Properties (each such third to include approximately one-third of the Syndicate Properties) being appraised no later than March 31 each year and each Portfolio Property being appraised at least once every three years. Each such appraisal shall be prepared by a Member Appraisal Institute designated appraiser reasonably acceptable to the Required Lenders and shall show the fair market value of such property as of a date no earlier than December 31 of the immediately preceding year and shall otherwise be reasonably acceptable to the Required Lenders.

               (ii) The Administrative Agent may require additional appraisals at the Borrower's expense of any Portfolio Properties which have not been appraised during the previous twelve months and the fair market value of which, in the reasonable opinion of the Required Lenders, may have materially deteriorated since the last previous appraisal delivered under clause (i) of this Section 7.01(j).

          (k) CROSS GUARANTEES. Promptly upon any Person becoming the UPREIT Entity or a Syndicate Subsidiary which is a Wholly Owned Subsidiary of the Borrower or the UPREIT Entity, cause such Person to duly execute and deliver to the Agent and the Lenders a Cross Guarantee.

          (l) TITLE REPORTS. No later than June 30, 1997 (as to each Syndicate Property) and no later than July 31, 1997 (as to each other Portfolio Property) furnish to each Lender a title report with respect to each Portfolio Property dated no earlier than May 1, 1997.

          Section 7.02. NEGATIVE COVENANTS. Until termination of the Commitments of the Lenders hereunder, payment in full of the Loans and any L/C Obligation, fee or other amount then due and owing to any Lender or the Administrative Agent under any Credit Document, and termination or expiration of all Letters of Credit, the Borrower will not:

          (a) MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. Enter into, or permit any Subsidiary to enter into, any merger or consolidation with or into any Person, or sell or otherwise dispose of any material asset of the Borrower and its Subsidiaries, except (i) with, into or to the Borrower, the UPREIT Entity or one or more Wholly Owned Subsidiaries of the Borrower or the UPREIT Entity, or (ii) for any such sale or disposition (other than of the Borrower) if, (x) at the time of such sale or disposition there shall not have occurred and be continuing any Default or Event of Default and (y) upon giving effect thereto on a pro forma basis, the Borrower would be in compliance with each covenant in Section 7.03.

          (b) LIENS. Create, incur, assume or suffer to exist any Lien, upon or in any Portfolio Property, whether now owned or hereafter acquired, except
     (i) Permitted Liens, (ii) mortgages (but not renewals or extensions thereof) on Non-Syndicate Properties in effect on the date hereof, (iii) mortgages or other Liens on Non-Syndicate Properties which are not 100% owned by the Borrower and/or one or more Wholly Owned Subsidiaries of the Borrower, (iv) mortgages on Non-Syndicate Properties that are 100% owned by the Borrower and/or one or more Wholly Owned Subsidiaries of the Borrower securing Indebtedness which, together with any mortgages on such properties permitted under clause (ii) above, do not at any time exceed in the aggregate 10% of the then Current Value of all Portfolio Properties, (v) Liens on Non-Syndicate Properties acquired after the Effective Date which were in effect at the time they became Portfolio Properties and (vi) mortgages on Mid Rivers Mall and Mission Valley Center securing Indebtedness not exceeding $15,000,000 and $48,000,000, respectively, as of the date hereof; provided that (x) any such mortgage referred to in clause
     (ii), (iii), (iv) or (v) of this Section 7.02(b) and the Indebtedness secured thereby does not extend to any other property and is without recourse to any of the Borrower and its Subsidiaries other than the direct owner of the property subject to such mortgage (and other than pursuant to customary recourse exceptions) and (y) from and after September 30, 1997 any such Indebtedness referred to in clause (vi) of this Section 7.02(b) that is recourse to any of the Borrower and its Subsidiaries other than the direct owner of the property subject to the related mortgage (other than pursuant to customary recourse exceptions) shall not exceed $25,000,000 in the aggregate.

          (c) CHANGE IN CONTROL. Permit the advisor to the Borrower or the manager of the Portfolio Properties listed on Schedule II (other than North County Fair) to be any Person other than Westfield Holdings Limited or any wholly owned subsidiary of Westfield Holdings Limited for a period of more than 30 days.

          (d) SYNDICATE SUBSIDIARY INDEBTEDNESS. Permit any Syndicate Subsidiary to create, incur, assume or suffer to exist any Indebtedness for borrowed money (other than Indebtedness owed to the Borrower or any Cross-Guarantor).

          (e) REIT QUALIFICATION. Fail at any time to continue to qualify as a Real Estate Investment Trust under Section 856 through 859 of the Code.

          (f) DISPOSITION OF SYNDICATE PROPERTIES. Without the prior consent of the Required Lenders, which consent will not be unreasonably withheld, cease to own, directly or indirectly, 100% of each of the Syndicate Properties identified on
     Schedule II, unless the Borrower elects no longer to have such property qualify as a Syndicate Property.

          Section 7.03. FINANCIAL COVENANTS. Until termination of the Commitments of the Lenders hereunder, payment in full of the Loans and any L/C Obligation, fee or other amount then due and owing to any Lender or the Administrative Agent under any Credit Document, and termination or expiration of all Letters of Credit, the Borrower will not:

          (a) SHAREHOLDERS' FUNDS. Permit Shareholders' Funds to be less than $700,000,000 as of the last day of any fiscal quarter, commencing with the second quarter of 1997.

          (b) FIXED CHARGE COVERAGE RATIO.  Permit the ratio of (i) EBITDA to
     (ii) Fixed Charges for the twelve month period ending on the last day of each calendar quarter commencing with the second quarter of 1997, to be less than 1.75:1.

          (c) SYNDICATE PROPERTY COVERAGE. Permit the ratio of (i) Net Operating Income of the Syndicate Properties, to (ii) Interest Expense of the Borrower and its Subsidiaries in respect of unsecured Indebtedness for the twelve month period ending on the last day of each calendar quarter, commencing with the second quarter of 1997, to be less than 1.75:1.

          (d) TOTAL DEBT. Permit Total Debt, at any time, to exceed 60% of the lesser of (i) Total Tangible Assets and (ii) Capitalized Value.

          (e) LOAN TO VALUE RATIO. Permit the sum of the principal amount of Loans and L/C Obligations outstanding at any time to exceed 60% of the Current Value of the Syndicate Properties which are 100% owned directly or indirectly by the Borrower or the UPREIT Entity (if it is then a Cross-Guarantor) and the greater of the proportionate share interest of the Borrower and the proportionate share interest of the UPREIT Entity (if it is then a Cross-Guarantor) in the Current Value of all other Syndicate Properties.

          (f) DIVIDEND LIMITATION. Pay dividends in the aggregate (i) in 1997 in an amount exceeding Funds from Operations for that year PLUS $13,000,000, (ii) in 1998 in an amount exceeding 90% of Funds from Operations for that year, or (iii) in any subsequent calendar year in an amount exceeding Funds from Operations for that year.

          Section 7.04. PROPERTY UNDERTAKINGS. Until termination of the Commitments of the Lenders, payment in full of the Loans and any L/C Obligation, fee or other amount then due and owing to any Lender or the Administrative Agent under any Credit Document, and termination or expiration of all Letters of Credit, without consulting with the Administrative Agent and the Lenders to establish a mutually acceptable correction period (and effecting such correction within six months), the Borrower will endeavor not to:

               (a) DEVELOPMENTS IN PROGRESS. Permit the value of developments in progress committed and approved by the Board of Directors of the Borrower at any time to exceed 20% of the aggregate Current Value of the Portfolio Properties.

               (b) PROPERTY VALUES. Permit the Current Value of any single Portfolio Property at any time to exceed 25% of the Current Value of all of the Portfolio Properties or the aggregate Current Value of the Portfolio Properties having the three highest Current Value at any time to exceed 50% of the Current Value of all of the Portfolio Properties.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          Section 8.01. EVENTS OF DEFAULT. If one or more of the following events (each, an "EVENT OF DEFAULT") shall occur:

          (a) The Borrower shall fail duly to pay any principal of any Loan when due, whether at maturity, by notice of intention to prepay or otherwise, or to reimburse a drawing under a Letter of Credit within three Business Days after such drawing; or

          (b) The Borrower shall fail duly to pay (i) any interest within two days after the same shall be due or (ii) any fee or other amount payable under the Credit Documents within two Business Days after notice of its failure to pay such fee or other amount when due shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

          (c) The Borrower shall fail duly to observe or perform any term, covenant, or agreement contained in Section 7.02 or 7.03; or

          (d) The Borrower shall fail duly to observe or perform any other term, covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after written notice thereof has been given to the Borrower by the Administrative Agent or the Required Lenders; or

          (e) Any representation or warranty made or deemed made by the Borrower or a Cross Guarantor in a Credit Document, or any statement or representation made in any certificate, report or opinion delivered by or on behalf of the Borrower or a Cross Guarantor in connection with a Credit Document, shall prove to have been false in any material respect when so made or deemed made; or

          (f) The Borrower or any Syndicate Subsidiary or Cross-Guarantor shall fail to pay any Indebtedness thereof (other than obligations hereunder) in an amount of $20,000,000 or more beyond the lapse of any applicable grace period provided for in the instrument or instruments evidencing such Indebtedness; or any such Indebtedness having an aggregate principal amount outstanding of $20,000,000 or more shall become or be declared to be due (other than at the option of the obligor thereon) prior to the expressed maturity thereof; or

          (g) An involuntary case or other proceeding shall be commenced against the Borrower or any Syndicate Subsidiary or Cross-Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency, reorganization or similar law or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of more than 60 days; or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect; or

          (h) The Borrower or any Syndicate Subsidiary or Cross-Guarantor shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or any of them shall consent to the entry of a decree or order for relief in respect of the Borrower or any Syndicate Subsidiary or Cross-Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or any of them shall file a petition or answer or consent seeking reorganization or relief under any applicable law, or any of them shall consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or any Syndicate Subsidiary or Cross-Guarantor or any substantial part of their respective property, or any of them shall make a general assignment for the benefit of creditors, or the Borrower or any Syndicate Subsidiary or Cross-Guarantor shall take corporate action in furtherance of any such action, or any of them shall admit in writing its inability to pay its debts generally as they become due; or

          (i) One or more judgments against the Borrower or any Syndicate Subsidiary or Cross-Guarantor or attachments against its property, which in the aggregate involve a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 45 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $10,000,000 or more, remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of more than 45 days from the date of entry thereof; or

          (j) Notice of intent to terminate a Pension Plan shall have been filed with any affected party (as defined in Section 4001 of ERISA), or notice of an application by the PBGC to institute proceedings to terminate a Pension Plan pursuant to Section 4042 of ERISA shall have been received by any member of the ERISA Group, in each case only if the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) as of the date such notice is filed or received exceeds $500,000; any member of the ERISA Group incurs liability under Sections 4062(e), 4063 or 4064 of ERISA in respect of a Pension Plan in an amount in excess of $500,000; an amendment is adopted to a Pension Plan which would require security to be given to such Pension Plan pursuant to Section 401(a)(29) of the Code or
     Section 307 of ERISA in an amount in excess of $500,000; any member of the ERISA Group fails to make a payment to a Pension Plan which would give rise to a Lien in favor of such Plan under Section 302(f) of ERISA in an amount in excess of $500,000;

then, at any time upon the occurrence and during the continuance of such Event of Default, the Required Lenders, may, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare any Loans and L/C Obligations then outstanding to be due, whereupon the Loans so declared to be due, together with accrued interest thereon and any unpaid amounts accrued under the Credit Documents, shall become forthwith due, without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower); PROVIDED that, in the case of any Event of Default described in Section 8.01(g) or (h) occurring with respect to the Borrower, the Commitments shall automatically and immediately terminate and all Loans and L/C Obligations then outstanding, together with accrued interest thereon and any unpaid amounts accrued under the Credit Documents, shall automatically and immediately become due without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower).

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

          Section 9.01. THE AGENCY. Each Lender appoints National Australia Bank Limited, New York Branch as its Administrative Agent hereunder and irrevocably authorizes the Administrative Agent to take such action on its behalf and to exercise such powers hereunder and under the other Credit Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, including the exercise of powers delegated to the Administrative Agent and the Lenders hereby or thereby, and the Administrative Agent hereby accepts such appointment subject to the terms hereof. The relationship between the Administrative Agent and the Lenders shall be that of agent and principal only and nothing herein shall be construed to constitute the Administrative Agent a trustee or fiduciary for any Lender (except to the extent that the Administrative Agent acts as an agent with respect to the payment or receipt of funds) nor to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.

          Section 9.02. THE ADMINISTRATIVE AGENT'S DUTIES. The Administrative Agent shall promptly forward to each Lender copies, or notify each Lender as to the contents (whereupon, if requested by a Lender the Administrative Agent will forthwith forward a copy to such Lender), of all notices received from the Borrower pursuant to the terms of this Agreement and, in the event that the Borrower fails to pay when due the principal of or interest on any Loan, the Administrative Agent shall promptly give notice thereof to the Lenders. As to any other matter not expressly provided for herein, the Administrative Agent shall have no duty to act or refrain from acting with respect to the Borrower, except upon the instructions of the Required Lenders. The Administrative Agent shall not be bound by any waiver, amendment, supplement, or modification of this Agreement or the other Credit Documents which affects its duties hereunder and thereunder, unless it shall have given its prior written consent thereto. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Borrower pursuant to any Credit Document nor shall the Administrative Agent be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Borrower to pay when due the principal or interest on any Loan), unless it shall have received written notice from the Borrower or a Lender specifying such Default or Event of Default and stating that such notice is a "Notice of Default".

          Section 9.03. LIMITATION OF LIABILITIES. Each of the Lenders and the Borrower agree that (i) neither the Administrative Agent nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for gross negligence or wilful misconduct of the Administrative Agent or any of its officers or employees,
(ii) neither the Administrative Agent nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Administrative Agent, and (iii) the Administrative Agent shall be entitled to rely upon any notice, consent, certificate, statement or other document believed by it in good faith to be genuine and correct and to have been signed and/or sent by the proper Persons.

          Section 9.04. THE ADMINISTRATIVE AGENT AS A LENDER. The Administrative Agent may, without any liability to account, maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were any other borrower and without any duty to account therefor to the other Lenders.

          Section 9.05. LENDER CREDIT DECISION. Neither the Administrative Agent, nor any of its Affiliates, officers or employees has any responsibility for, gives any guaranty in respect of, nor makes any representation to the Lenders as to, (i) the condition, financial or otherwise, of the Borrower or any Subsidiary thereof or the truth of any representation or warranty given or made in this Agreement, or in connection herewith or therewith or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Agreement or any other document or instrument related hereto or thereto. Except as specifically provided herein, neither the Administrative Agent nor any of its Affiliates, officers or employees shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Borrower or any of its Subsidiaries, whether such information comes into the Administrative Agent's possession on or before the date hereof or at any time thereafter. Each Lender acknowledges that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and (ii) all information reviewed by it in its credit analysis or otherwise in connection herewith (including information relating to the Administrative Agent) has been provided solely by or on behalf of the Borrower, and the Administrative Agent has no responsibility for such information. Each Lender also acknowledges that it will independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Credit Document. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution that makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender acknowledges and agrees to comply with the provisions of Section 10.03 applicable to the Lenders hereunder.

          Section 9.06. INDEMNIFICATION. Each Lender agrees to indemnify the Administrative Agent, to the extent not reimbursed by the Borrower, ratably in proportion to its Commitment (as of the time of the incurrence of the liability being indemnified against), from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document, or any action taken or omitted to be taken by the Administrative Agent hereunder or thereunder; PROVIDED, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its officers or employees. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of counsel incurred by the Administrative Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, any Credit Document or any amendments or supplements hereto or thereto) to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases by fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under this
Section 9.06 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          Section 9.07. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving of notice of resignation the resigning Administrative Agent may, on behalf of the Lenders and with the written consent of the Borrower (which consent shall not be unreasonably withheld), appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigned Administrative Agent, and the resigned or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any Administrative Agent's resignation as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                    ARTICLE X

                          EVIDENCE OF LOANS; TRANSFERS

          Section 10.01. EVIDENCE OF LOANS. The Borrower's obligations to repay Loans shall be evidenced by Notes, in substantially the form of EXHIBIT
C. Each Note shall be in the principal amount of the Commitment of the applicable Lender and stated to mature on the Termination Date and bear interest from its date until paid in full on the principal amount of the Loans outstanding thereunder payable at the rates and in the manner provided herein.

          Section 10.02. PARTICIPATIONS. Any Lender may at any time grant to one or more financial institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and, except to the extent such participating interest has been granted pursuant to Section 4.02(e), the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (vi), inclusive, of Section 11.05 without the consent of the Participant. An assignment or other transfer which is not permitted by Section 10.03 shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 10.02.

          Section 10.03. ASSIGNMENTS. (a) Any Lender may at any time assign to one or more financial institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an instrument, in substantially the form of EXHIBIT G (an "ASSIGNMENT AND ACCEPTANCE"), executed by such Assignee and such transferor Lender, with (and subject to) the signed consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld); PROVIDED, that the foregoing consent requirement shall not be applicable in the case of an assignment or other transfer by any Lender to an affiliate of such Lender (other than in connection with or in contemplation of any transaction following which such Person will no longer be such an affiliate of such Lender) or to another Lender. Upon execution and delivery of an Assignment and Acceptance and payment by such Assignee to such transferring Lender of an amount equal to the purchase price agreed between such transferring Lender and such Assignee and payment by the transferring Lender or the Assignee of an assignment fee of $3,000 to the Administrative Agent, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance, and the transferring Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

          (b) No Assignee of any Lender's rights shall be entitled to receive any greater payment under Section 4.03 or 4.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain at its address referred to in Section 11.08 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans owing to, and any Notes evidencing such Loans owned by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, the Borrower, the Administrative Agent and the Lenders shall treat each Lender whose name is recorded in the Register as the owner of any Loan, any Notes and the Commitments recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything in this Agreement to the contrary, no assignment under this Section 10.03 of any rights or obligations under or in respect of the Loans or the Notes shall be effective unless and until the Administrative Agent shall have recorded the assignment pursuant to this Section 10.03(c).

          Section 10.04. CERTAIN PLEDGES. Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under this Agreement and any Note held by it in favor or any Federal Reserve bank in accordance with Federal Reserve Board Regulation A (or any successor provision) or U.S. Treasury Regulation 31 C.F.R. Section 203.14 (or any successor provision), and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          Section 10.05. LEGAL COMPLIANCE. No assignment or participation made or purported to be made to any Participant or Assignee or purported Participant or Assignee (each a "TRANSFEREE") shall be effective without the prior written consent of the Borrower if it would require the Borrower to make any filing with any Governmental Authority, or qualify any Loan or Note, under the securities laws of any jurisdiction, and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          SECTION 11.02. WAIVER OF JURY. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH HEREBY WAIVES TRIAL

BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

          Section 11.03. JURISDICTION AND VENUE. The Borrower, the Administrative Agent and the Lenders each hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of any Credit Document.
The Borrower hereby appoints CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York, 10019, as its authorized agent on whom process may be served in any action which may be instituted against it by the Administrative Agent or any Lender in any state or federal court in the Borough of Manhattan, The City of New York, arising out of or relating to this Agreement or any other Credit Document. Service of process upon such authorized agent and written notice of such service to a Person shall be deemed in every respect effective service of process upon such Person, and the Borrower, the Administrative Agent and the Lenders each hereby irrevocably consents to the jurisdiction of any such court in any such action and, to the fullest extent permitted by applicable law, to the laying of venue in the Borough of Manhattan, The City of New York. The Borrower, the Administrative Agent and the Lenders each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 11.04. CONFIDENTIALITY. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees, agents, advisors and representatives) to keep confidential any Confidential Information, and in connection therewith comply with their customary procedures for handling confidential information of this nature and with safe and sound banking practices; PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender, (v) by the Administrative Agent or any Lender to an Affiliate thereof, (vi) in connection with any litigation relating to enforcement of the Credit Documents or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement, in substantially the form of EXHIBIT H, for the benefit of and enforceable by the Borrower, which Confidentiality Agreement shall be delivered to the Borrower promptly after the execution thereof; PROVIDED that in the case of the preceding clauses (i) and (iii), such Lender or Administrative Agent shall, to the extent legally permissible, use reasonable efforts to notify the Borrower of the proposed disclosure as far in advance as is reasonably practicable under the circumstances..

          Section 11.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended, modified, supplemented or waived, but only by a written amendment or supplement, or written waiver, signed by the Borrower and either the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent), or the Administrative Agent with the consent of the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification, or waiver shall, unless signed by all the Lenders, or by the Administrative Agent with the consent of all the Lenders, (i) increase or decrease the Commitment of any Lender, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone any payment of principal of or interest on any Loan or any fees hereunder, (iv) postpone any reduction or termination of any Commitment, (v) change the percentage, or type of, the Commitments or of the aggregate unpaid principal amount of Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 11.05 or any other provision of this Agreement, or (vi) amend, modify, supplement or waive the provisions of this
Section 11.05. Except to the extent expressly set forth therein, any waiver shall be effective only in the specific instance and for the specific purpose for which such waiver is given.

          Section 11.06. EXTENSION. The Borrower may prior to the first and every subsequent anniversary of the date of this Agreement, request the Lenders to extend the Termination Date for an additional year. If all of the Lenders, in their sole discretion, consent to such extension, the Termination Date shall be so extended. If the Required Lenders, but not all the Lenders, shall so consent, the Termination Date shall be extended for an additional year only upon the elimination and/or replacement of the non-consenting Lenders pursuant to an amendment to this Agreement.

          Section 11.07. CUMULATIVE RIGHTS; NO WAIVER. Each and every right granted to the Administrative Agent, the L/C Issuer and the Lenders hereunder or under any other document delivered in connection herewith, or allowed them by law or equity, shall be cumulative and not exclusive and may be exercised from time to time. No failure on the part of the Administrative Agent, the L/C Issuer or any Lender to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Administrative Agent, the L/C Issuer or any Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

          Section 11.08. NOTICES. (a) Any communication, demand or notice to be given hereunder will be duly given when delivered in writing or by telecopy to a party at its address as indicated below or such other address as such party may specify in a notice to each other party hereto. A communication, demand or notice given pursuant to this Section 11.09 shall be addressed:

          If to the Borrower, at
               11601 Wilshire Boulevard
               12th Floor
               Los Angeles, California  90025
               Attention: Mark Stefanek
               Telecopy: (310) 478-3987

          If to the Administrative Agent, at

               National Australia Bank Limited
               200 Park Avenue
               New York, New York  10166
               Telecopy: (212) 983-1969
               Attention: Corporate Banking

          If to the L/C Issuer, at

               National Australia Bank Limited
               200 Park Avenue
               New York, New York  10166
               Telecopy: (212) 983-1969
               Attention: Corporate Banking

          If to any Lender, at its address indicated on Schedule I, or at such other address as may be designated by such Lender in an Administrative Questionnaire or other appropriate writing, delivered to the Administrative Agent and the Borrower.

          This Section 11.08 shall not apply to notices referred to in
Article II of this Agreement, except to the extent set forth therein.

          (b) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

          Section 11.09. SEPARABILITY. In case any one or more of the provisions contained in any Credit Document shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein or in any other Credit Document shall not in any way be affected or impaired thereby.

          Section 11.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower may not assign any of its rights hereunder without the prior written consent of all of the Lenders, and any purported assignment by the Borrower without such consent shall be void.

          Section 11.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

     WESTFIELD AMERICA INC.


     By:  /S/  Peter S. Lowy
        -----------------------------------
          Name:  Peter S. Lowy
          Title:    Co-President

     NATIONAL AUSTRALIA BANK LIMITED,
       NEW YORK BRANCH (ACN 004 044 937),
       as Administrative Agent and a Lender


     By:  /s/  Shaun Dooley
        -----------------------------------
          Name:  Shaun Dooley
          Title:    Vice President

     COMMONWEALTH BANK OF AUSTRALIA,
       as Co-Agent and a Lender


     By:  /s/  Ian M. Phillips
        -----------------------------------
          Name:  Ian M. Phillips
          Title:    EVP & GM

     AUSTRALIA AND NEW ZEALAND
      BANKING GROUP LIMITED,
      as Co-Agent  and a Lender


     By:  /s/  S.V. Christenson
        -----------------------------------
          Name:  S.V. Christenson
          Title:    V.P.

     UNION BANK OF SWITZERLAND,
       NEW YORK BRANCH, as
       Documentary Agent and a Lender


     By:  /s/  Jay H. Bhatt                   /s/ Joseph Bassil
        -----------------------------------  ---------------------------------
          Name:  Jay H. Bhatt                Joseph Bassil
          Title: Assistant Treasurer         Vice President

                                                                     SCHEDULE I


                             LENDERS AND COMMITMENTS



              Lender                Commitment     Address for  Notices
              ------                ----------     --------------------

 National Australia Bank Limited   $250,000,000    200 Park Avenue
                                                   New York, NY 10166
                                                   Telecopy: (212) 983-1969
                                                   Attn:  Corporate Banking

 Commonwealth Bank of Australia    $150,000,000    599 Lexington Avenue
                                                   New York, NY 10022-6072
                                                   Telecopy: (212) 336-7722
                                                   Attn: Christine A. Renard

 Australia and New Zealand         $150,000,000    1177 Avenue of the Americas
 Banking Group Limited                             New York, NY 10036-2798
                                                   Telecopy: (212) 801-9131
                                                   Attn: Stephen Christenson

 Union Bank of Switzerland          $50,000,000    299 Park Avenue
                                                   New York, NY 10171
                                                   Telecopy: (212) 821-4138
                                                   Attn: Department Head,
                                                   Commercial Real Estate
                                                   Finance

                                                                    SCHEDULE II

                              PORTFOLIO PROPERTIES

                              Market Value of
   Syndicate Properties        March 31, 1996     % Ownership
   --------------------       ---------------     -----------

 Apartments on the Square       $  5,400,000         100.0%

 Connecticut Post Mall           146,900,000         100.0%

 Eagle Rock Plaza                 24,600,000         100.0%

 Eastland Center                  23,100,000         100.0%

 Enfield Square                   43,000,000         100.0%

 South Shore Mall                146,700,000         100.0%

 Westland Towne Center            25,000,000         100.0%


                             Market Value of
 Non Syndicate Properties    March 31, 1996        % Ownership
 ------------------------    ---------------       -----------

 Vancouver Mall               $  81,600,000              50%

 Topanga Plaza                  148,300,000              42%

 Annapolis Mall                 179,900,000              30%

 Meriden Square                 101,300,000            50.0%

 Mid Rivers Mall                 74,100,000           100.0%

 Mission Valley Center          112,400,000            75.8%

 Montgomery Mall                229,400,000           100.0%

 North County Fair              116,100,000            45.0%

 Plaza Bonita                   121,600,000           100.0%

 Plaza Camino Real              106,900,000            40.0%

 Plaza West Covina              135,000,000           100.0%

 South County Center             69,300,000           100.0%

 Trumbull Shopping Park         190,500,000           100.0%

 West County Center              44,100,000           100.0%

 West Park Mall                  48,900,000           100.0%

 West Valley                      6,800,000            43.0%

                                                                      EXHIBIT A
                            FORM OF BORROWING REQUEST


                                                              [Date]


[Address of Administrative Agent]


Attention:
          -----------------

                                BORROWING REQUEST


Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of May __, 1997 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), among Westfield America Inc. (the "BORROWER"), the Lenders, Co-Agents and Documentary Agent from time to time parties thereto and National Australia Bank Limited, New York Branch, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower hereby gives you notice, pursuant to Section 2.02 of the Credit Agreement, that it requests Loans, and in that connection sets forth below the terms on which such Loans are requested to be made:

     (A)  Borrowing Date (1)
                                         --------------------------

     (B)  Aggregate Principal Amount (2) $
                                         --------------------------

     (C)  Interest Rate Basis            [ABR] [EURODOLLAR] LOAN
                                         --------------------------


------------------------------
(1)    Must be a Business Day.

(2) Must be equal to $__________ or an integral multiple of $_________ in excess thereof.

     (D)  Interest Period and the
          last day thereof (3)
                                      ---------------------------




                                   Very truly yours,

                                   WESTFIELD AMERICA INC.


                                   By:
                                      ---------------------------
                                        Title:


-------------------------
(3)  One, two, three or six months. Not applicable to ABR Loans.

                                                                      EXHIBIT B


                           FORM OF CONVERSION REQUEST

                                                               [Date]



[Address of Administrative Agent]


Attention:
          ----------------

                               CONVERSION REQUEST

Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of ____ __, 199_ (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), among Westfield America Inc. (the "BORROWER"), the Lenders, Co-Agents and Documentary Agent from time to time parties thereto and National Australia Bank Limited, New York Branch, as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower hereby requests, pursuant to Section 3.01(b) of the Credit Agreement, that on __________, 199_:

          (1) $___,000,000 of the presently outstanding principal amount of Loans originally made on ___________, 19__ [and $_________ of the presently outstanding principal amount of the Loans originally made on ________, 19__],

          (2)  presently being maintained as [ABR] [Eurodollar] Loans,

          (3) bear interest Eurodollar Loans having an Interest Period of [one][two][three][six] months] [ABR Loans].

                                Very truly yours,

                                WESTFIELD AMERICA INC.

                                By:
                                   --------------------
                                   Title:

                                                                      EXHIBIT C
                          FORM OF REVOLVING CREDIT NOTE

                                 PROMISSORY NOTE

[Principal Amount]                                                        [Date]


          Westfield America Inc., a Missouri corporation (the "BORROWER"), for value received, promises to pay to the order of [LENDER] (the "LENDER"), on the Termination Date (as defined in the Credit Agreement referred to below), the principal sum of [PRINCIPAL AMOUNT IN DOLLARS] or, if less, the aggregate principal amount of the then outstanding Loans made by the Lender to the Borrower pursuant to that certain Credit Agreement, dated as of May 30, 1997 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders, Co-Agents and Documentary Agent from time to time parties thereto and National Australia Bank Limited, New York Branch, as Administrative Agent.

          The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until the date of repayment, at the rate or rates per annum and on the date or dates specified in the Credit Agreement.

          Payments of both principal and interest are to be made in lawful money of the United States of America in funds immediately available to the Lender at its office or offices designated in accordance with the Credit Agreement.

          All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure or forbearance by the holder to exercise any of its rights hereunder in any particular instance shall in no event constitute a waiver thereof.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder of this Note on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or shall be recorded by the holder of this Note in its internal records; PROVIDED, HOWEVER, that any failure of the holder of this Note to make such a notation or any error in such notation shall in no manner affect the validity or enforceability of the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

          This Note is one of the Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement and/or this Note, all upon the terms and conditions therein specified. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement.

          THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This Note is not negotiable and interests herein may be assigned only upon the terms and conditions specified in the Credit Agreement.

                                WESTFIELD AMERICA INC.


                              By:
                                 ----------------------
                                 Title:


                              REVOLVING CREDIT LOANS AND PRINCIPAL PAYMENTS

          Amount of Revolving              Amount of Principal     Amount of Unpaid
           Credit Loans Made                     Repaid           Principal Balance
          -------------------              -------------------    -----------------
                       Euro      Interest               Euro                 Euro
           ABR        dollar    Period (if    ABR      dollar       ABR     dollar            Notation
Date       Loan        Loan     applicable)   Loan      Loan        Loan     Loan    Total     Made By
----       ----       ------    -----------   ----     ------       ----    ------   -----    --------



                                                                      EXHIBIT D


          GUARANTEE AGREEMENT (this "Guarantee"), dated as of May __, 1997, by_____________________, a [CORPORATION/PARTNERSHIP] organized under the laws of _____________ (the "Guarantor") in favor of the Agent and Lenders from time to time parties to the Credit Agreement dated as of May __, 1997 (the "Credit Agreement") among Westfield America Inc. (the "Borrower"), National Australia Bank Limited ("NAB"), Commonwealth Bank of Australia ("CBA"), Australia and New Zealand Banking Group Limited ("ANZ") and Union Bank of Switzerland ("UBS" and together with NAB, CBA and ANZ, collectively, the "Lenders"), CBA and ANZ, as Co-Agents, UBS, as Documentary Agent, and NAB, as Administrative Agent (the "Agent").

          WHEREAS, the Borrower, the Lenders, the Co-Agents, the Documentary Agent and the Administrative Agent have entered into the Credit Agreement pursuant to which the Lenders have agreed to make Loans to and to arrange for the issuance of Letters of Credit for the account of the Borrower from time to time; and

          WHEREAS, the Guarantor is a [WHOLLY OWNED] Subsidiary of the Borrower, and it is to the advantage and benefit of the Guarantor that the Lenders make such Loans and arrange for the issuance of such Letters of Credit; and

          WHEREAS, the Guarantor has agreed to guarantee the obligations of the Borrower in respect of the Loans, the L/C Obligations and all other obligations of the Borrower under the Credit Agreement (the "Guaranteed Obligations"); and

          WHEREAS, capitalized terms used herein which are defined in the Credit Agreement have the meanings herein ascribed to them in the Credit Agreement.

          NOW, THEREFORE, the Guarantor, in consideration of the credit extended to the Borrower and other valuable consideration, the receipt of which is hereby acknowledged by the Guarantor, hereby agrees as follows:

          Section 1. GUARANTEE. The Guarantor, as primary obligor and not merely as a surety, unconditionally and irrevocably guarantees to the Agent and the Lenders and their successors, endorsees and assigns (collectively, the "Credit Parties"), the prompt payment when due of all obligations and liabilities of all kinds of the Borrower in respect of the Guaranteed Obligations, whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and howsoever or whenever incurred by the Borrower.

          The Guarantor agrees that the Credit Parties may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of, or exchange or surrender any collateral for, any of the Guaranteed Obligations, and may also make any agreement with the Borrower or with any other party liable on any of the Guaranteed Obligations for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof, without in any way impairing or affecting this Guarantee or the liability of the Guarantor hereunder.

         Section 2. GUARANTEE ABSOLUTE. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Credit Parties with respect thereto. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of the Guaranteed Obligations or any agreement or instrument relating hereto or thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Guaranteed Obligations;

          (iii) any exchange, release or non-perfection of any collateral or any release or amendment to, waiver of, or consent to departure from, any other guarantee for all or any part of the Guaranteed Obligations; or

          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Guaranteed Obligations or of the Guarantor hereunder (other than a defense of or discharge by payment or performance).

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Credit Parties or any of them upon the insolvency, bankruptcy or reorganization of the Borrower, as though such payment had not been made.

          Section 3. WAIVER. The Guarantor hereby waives promptness, diligence, notice of the acceptance hereof and any other notice with respect to any of the Guaranteed Obligations and any requirement that the Credit Parties exhaust any right or take any action against the Borrower or any other person or entity or any collateral before proceeding hereunder.

          Section 4. SUBROGATION. The Guarantor will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

          Section 5. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants (and such representations and warranties shall be deemed to be repeated in all material respects as of each Borrowing Date), that:

     (a)  GOOD STANDING AND POWER.  The Guarantor is a
[CORPORATION/LIMITED PARTNERSHIP], duly incorporated or organized and validly existing in good standing under the laws of the jurisdiction of its [INCORPORATION/ORGANIZATION]; it has the power to own its property and to carry on its business as now being conducted; and it is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified, or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (b) [CORPORATE] AUTHORITY. The Guarantor has full [CORPORATE/PARTNERSHIP] power and authority to execute and deliver, and to incur and perform its obligations under this Guarantee, all of which have been duly authorized by all necessary [CORPORATE/PARTNERSHIP] action. No consent or approval of [STOCKHOLDERS/LIMITED PARTNERS] of the Guarantor is required to be obtained as a condition to the validity or performance of, or the exercise by the Credit Parties of any of their rights or remedies under this Guarantee (other than any such consent or approval that has been obtained).

     (c) AUTHORIZATIONS. All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from any Governmental Authority or other Person necessary for the execution, delivery and performance by the Guarantor of, and the incurrence and performance of each of its obligations under this Guarantee have been effected or obtained and are in full force and effect.

     (d) BINDING OBLIGATION. This Guarantee constitutes the valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (e) NO CONFLICTS. There is no statute, regulation, rule, order, judgment, agreement or instrument binding upon the Guarantor, or affecting its properties, and no provision of the [CERTIFICATE OF INCORPORATION OR BY-LAWS/LIMITED PARTNERSHIP AGREEMENT] of the Guarantor, that would prohibit, materially conflict with or materially impair the execution or delivery of, or the incurrence or performance of the obligations of the Guarantor under this Guarantee, or result in or require the creation or imposition of any Lien on property of the Guarantor (other than any Lien of the type permitted under Section 7.02(b) of the Credit Agreement) as a consequence of the execution, delivery and performance of this Guarantee.

          Section 6. NOTICES. Any communication, notice or demand to be given hereunder shall be duly given when delivered in writing or sent by telecopier to a party at its address indicated below.

     If to the Credit Parties, at: National Australia Bank Limited,
                                     New York Branch
                                   200 Park Avenue
                                   New York, New York 10166
                                   Attention:

     If to the Guarantor, at:      Westfield Corporation, Inc.
                                   11601 Wilshire Boulevard
                                   12th Floor
                                   Los Angeles, California
                                   Attention:  Mark Stefanek
                                   Telecopy No.:  (310) 478-3987

or, as to any party, to such other address as shall be designated by such party in a written notice to the other parties.

          Section 7. EXPENSES. The Guarantor agrees to pay on demand all reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel to the Credit Parties) in any way relating to the enforcement of the rights of the Credit Parties hereunder.

          Section 8. NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Credit Parties to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Credit Parties of any right or remedy hereunder preclude any other or future exercise of any other right or remedy. Each and every right and remedy hereby granted to the Credit Parties or allowed them by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Credit Parties from time to time.

          Section 9. MODIFICATIONS, CONSENTS AND WAIVERS. No modification or waiver of any provision of this Guarantee and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          Section 10. CONTINUING EFFECT; SUCCESSORS. This Guarantee shall remain in full force and effect until payment in full of the Loans and all other amounts then due and owing under the Credit Agreement or this Guarantee and termination or expiration of all Letters of Credit; PROVIDED, HOWEVER, that the Obligations of the Guarantor hereunder shall terminate upon its ceasing to be a Syndicate Subsidiary in accordance with Section 1.01(c) of the Credit Agreement as a result of a sale or disposition of the Guarantor or the Syndicate Property which it owns that complies with Section 7.02(a) of the Credit Agreement. This Guarantee shall inure to the benefit of, and be enforceable by, the Credit Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing, the Credit Parties or any of them may assign or otherwise transfer any of the Guaranteed Obligations (or any portion thereof) to any other Person or entity in accordance with the terms of the Credit Agreement, and such other

Person or entity shall thereupon become vested with all rights in respect thereof granted to the Credit Parties herein or otherwise.

          Section 11. CHOICE OF LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed as of the date first above written.

                              [NAME OF GUARANTOR]


                              By
                                ----------------------
                                Name:
                                Title:

                                                                    EXHIBIT E
                               FORM OF OPINION OF
                            COUNSEL FOR THE BORROWER



                                [TO BE PROVIDED]

                                                                    EXHIBIT F



                         FORM OF COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE

                                        [For the Fiscal Quarter ending        ]
                                                                      -------
                                           [For the Fiscal Year ending        ]
                                                                      -------

          Reference is made to the Credit Agreement, dated as of May ___, 1997 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), among Westfield America Inc. (the "BORROWER"), the Lenders, Co-Agents and Documentary Agent from time to time parties thereto and National Australia Bank Limited, New York Branch, as Administrative Agent. Pursuant to Section 7.01(a)(iii) of the Credit Agreement, the undersigned Responsible Officer of the Borrower hereby certifies on behalf of the Borrower that:

          (a) During the period of four consecutive fiscal quarters ended on ____________ __, 199__, such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows: _________________________.

          The financial statements referred to in Section 7.01(a) of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate fairly present, in all material respects, the financial position, results of operations, cash flows and changes in stockholders' equity of the Borrower and its Subsidiaries, subject to normal year-end audit adjustments which are not expected to be material in amount.(*)

          (b) The covenant calculations set forth below are based on the Borrower's [audited] balance sheet and statements of income, cash flows and shareholders' equity for the fiscal [quarter] [year] ended _________________, ____ (the "PERIOD-END DATE").

     1.   SHAREHOLDERS' FUNDS (SECTION 7.03(a))

          Shareholders' Funds on the Period-End Date         $
                                                              ----------
                                                              ----------
     2.   INTEREST COVERAGE RATIO (SECTION 7.03(b))

          (a)  EBITDA : $  (x)
                         ------
          (b)  Interest Expense : $  (y)                   (x)  :   (y)
                                   ------                 --------------

---------------------------
* Insert only in Compliance Certificates accompanying quarterly financial statements delivered pursuant to Section 7.01(a)(i) of the Credit Agreement.

     3.   SYNDICATE PROPERTY COVERAGE (SECTION 7.03(c))

          (a)  Net Operating Income: $  (x)
                                      ------
          (b)  Interest Expense : $  (y)                          (x)  :   (y)
                                   ------                        --------------

     4.   TOTAL DEBT (SECTION 7.03(d))

          (a)  Total Debt: $  (x)
                                   ------
          (b)  Total Tangible Assets : $   (y)                  (x)  (.60) (y)
                                          ------                --------------

     5.   LOAN TO VALUE RATIO (SECTION 7.03(d))

          (a)  Loans and L/C Obligations: $    (x)
                                             ------
          (b)  Current Value of Syndicate Properties : $  (y)   (x)   (.60) (y)
                                                         ------  --------------

     6.   DIVIDEND LIMITATION (SECTION 7.03(f))

          (a)  Dividends: $ (x)
                           ------
          (b)  Funds from Operations : $  (y)                      (x)    (y)
                                         ------                 --------------

          IN WITNESS WHEREOF, on behalf of the Borrower, the undersigned has hereto set his or her hand.

Dated:                                 WESTFIELD AMERICA INC.
      ----------------, ---



                              By:
                                 -----------------------------------
                                       A Responsible Officer

                                                                 EXHIBIT G
                        FORM OF ASSIGNMENT AND ACCEPTANCE

                            ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement, dated as of May __, 1997 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), among Westfield America Inc. (the "BORROWER"), the Lenders, Co-Agents and Documentary Agent from time to time parties thereto and National Australia Bank Limited, New York Branch, as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

          Section 1. ASSIGNMENT AND ACCEPTANCE. The Assignor identified in ANNEX 1 hereto (the "ASSIGNOR") hereby sells and assigns, without recourse, to the Assignee identified in ANNEX 1 hereto (the "ASSIGNEE"), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth in ANNEX 1 hereto, the interests set forth on ANNEX 1 hereto (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on ANNEX 1 in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date. The Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.05 of the Credit Agreement, a copy of which has been received by such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          Section 2.  OTHER DOCUMENTATION.   This Assignment and Acceptance
is being delivered to the Administrative Agent together with a properly completed Administrative Questionnaire, attached as ANNEX 2 hereto, if the Assignee is not already a Lender under the Credit Agreement.

          Section 3. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor (i) represents and warrants that, as of the date hereof, it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is held by it free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document executed or furnished pursuant thereto; and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          Section 4. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the

Credit Agreement, together with copies of the financial statements delivered on or before the date hereof pursuant to Sections 5.01(h) and 7.01(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Documents; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; and (e) if the Assignee is organized under the laws of a jurisdiction outside the United States, confirms to the Borrower (and is providing to the Administrative Agent and the Borrower Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service) that (i) the Assignee is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under the Credit Agreement or (ii) that the income receivable pursuant to the Credit Agreement is effectively connected with the conduct of a trade or business in the United States.

          SECTION 5. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on ANNEX 1 hereto.

                     ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:


Effective Date of Assignment
(may not be fewer than two Business
Days after the Date of Assignment):


                                                   PERCENTAGE ASSIGNED OF
                       PRINCIPAL AMOUNT ASSIGNED       COMMITMENT

 Commitment Assigned:  $                                              %



The terms set forth above
are hereby agreed to:                   Consent given:


             , as Assignor          WESTFIELD AMERICA INC.
-------------

By:                             By:
   --------------------------      ---------------------------
    Name:                         Name:
    Title:                             Title:


              , as Assignee
-------------


By:
   -------------------------
    Name:
    Title:

                      ANNEX 2 TO ASSIGNMENT AND ACCEPTANCE


LEGAL NAME OF ASSIGNEE TO APPEAR IN DOCUMENTATION:




GENERAL INFORMATION

ABR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Country, Zip Code:


EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Country, Zip Code:


CONTACTS/NOTIFICATION METHODS

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Country, Zip Code:

Phone Number:

FAX Number:

Backup Contact:

Street Address:

City, State, Country, Zip Code:

Phone Number:

FAX Number:


ADMINISTRATIVE CONTACTS -- BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:

Street Address:

City, State, Country, Zip Code:

Phone Number:

FAX Number:

PAYMENT INSTRUCTIONS

Name of bank where funds are to be transferred:

Routing Transit/ABA number of bank where funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional Information:

TAX WITHHOLDING

     Non Resident Alien            Y*           N
                          --------    ---------
     * Form 4224 Enclosed

     Tax ID Number
                  ------------------------

MAILINGS

Please specify who should receive financial information:

Name:

Street Address:

City, State, Country, Zip Code:

                                                                  EXHIBIT H



                        FORM OF CONFIDENTIALITY AGREEMENT


                                                                          [Date]


[Insert Name and
Address of Prospective
Participant or Assignee]

          Re: Credit Agreement, dated as of May__, 1997, among Westfield America Inc., the Lenders, Co-Agents and Documentary Agent from time to time parties thereto and National Australia Bank Limited,
               NEW YORK BRANCH , AS ADMINISTRATIVE AGENT

Dear
     -------------------

          As a Lender party to the above-referenced Credit Agreement (the "CREDIT AGREEMENT"), we have agreed with Westfield America Inc., (the "BORROWER"), pursuant to Section 11.04 of the Credit Agreement, to keep confidential, except as otherwise provided therein, all Confidential Information (as defined in the Credit Agreement) regarding the Borrower and its Subsidiaries.

          As provided in said Section 11.04, we are permitted to provide you, as a prospective participant or assignee, with certain of such Confidential Information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall keep confidential any Confidential Information and in connection therewith comply with your customary procedures for handling confidential information and with safe and sound banking practices; PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender, and (v) in connection with any litigation relating to enforcement of the Credit Documents; PROVIDED FURTHER, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any such non-public information (x) by any Governmental Authority or representative thereof (other than any such request in connection with an examination of your financial condition by such Governmental Authority) or (y) pursuant to legal process. You further agree that this Confidentiality Agreement is for the benefit of and is enforceable by the Borrower.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. The provisions of Sections 11.02 and
11.03 of the Credit Agreement are hereby incorporated herein by references as if each reference therein to "the Administrative Agent and the Lenders" were a reference to the Borrower and you, respectively.

           Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                                        Very truly yours,

                                        [Insert Name of Lender]



                                        By
                                          ----------------------

Agreed as of the date of this letter.

[Insert name of prospective
participant or assignee]


By:
   ----------------------

                                      -2-